Exhibit 10.01

Thirteenth Amendment to Credit and Security Agreement

This Thirteenth Amendment to Credit and Security Agreement (herein, the “Amendment”) is entered into as of September 22, 2021 (the “Effective Date”), among Martin Marietta Funding LLC, a Delaware limited liability company (“Borrower”), Martin Marietta Materials, Inc., a North Carolina corporation, as initial Servicer (the “Servicer”), each commercial paper conduit and financial institution from time to time a party to the Credit and Security Agreement (as defined below) as lenders (the “Lenders”), and Truist Bank, successor by merger to SunTrust Bank (“Truist”), a North Carolina banking corporation, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Preliminary Statements

Whereas, the Borrower, the Servicer, the Lenders and the Administrative Agent entered into a certain Credit and Security Agreement, dated as of April 19, 2013 (the Credit and Security Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit and Security Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit and Security Agreement;

Whereas, the Borrower and the Servicer have requested that the Administrative Agent and the Lenders agree to amend the Credit and Security Agreement and the Administrative Agent and the Lenders are willing to do so under the terms and conditions set forth in this Amendment;

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendment.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit and Security Agreement shall be, and it hereby is, amended with text marked in underline indicating additions to the Credit and Security Agreement and with text marked in ~~strikethrough~~ indicating deletions to the Credit and Security Agreement as set forth in Exhibit A attached hereto.

Section 2.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.          The Borrower, the Servicer, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.

2.2.          The Administrative Agent shall have received a fully executed copy of that certain Sixth Amended and Restated Fee Letter, dated as of the date hereof, by and among the Borrower, the Administrative Agent, and the Lenders (the “Fee Letter”).

2.3.          The Lenders shall have received all fees due and payable under the Fee Letter.

2.4.          Such other documents and instruments incident to the execution and delivery of this Amendment, in a form reasonably satisfactory to the Administrative Agent and its counsel, as may be reasonably requested by the Administrative Agent.

Section 3.	Representations and Warranties.

In order to induce the Lenders to execute and deliver this Amendment, each of the Borrower and the Servicer hereby represent to the Lenders that as of the date hereof (a) the representations and warranties set forth in Article III of the Credit and Security Agreement are and shall be and remain true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date) and (b) each of the Borrower and the Servicer is in material compliance with the terms and conditions of the Credit and Security Agreement and no event has occurred and is continuing that would constitute an Amortization Event or a Potential Amortization Event under the Credit and Security Agreement or shall result after giving effect to this Amendment.

Section 4.	Miscellaneous.

4.1.          The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Transaction Documents continue to secure, among other things, the Aggregate Unpaids and the performance of all of the Borrower’s obligations under the Transaction Documents and the Credit and Security Agreement as amended hereby; and the Transaction Documents and the rights and remedies of the Lenders thereunder, the obligations of each of the Borrower and Servicer thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Transaction Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.          Except as specifically amended herein, the Credit and Security Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit and Security Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit and Security Agreement, any reference in any of such items to the Credit and Security Agreement being sufficient to refer to the Credit and Security Agreement as amended hereby.

4.3.          The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

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4.4.          This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Page to Follow]

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This Thirteenth Amendment to Credit and Security Agreement is entered into as of the date and year first above written.

Martin Marietta Funding LLC, as Borrower

By:	/s/ Roselyn Bar
	Name:	Roselyn Bar
	Title:	Vice President and Secretary

Martin Marietta Materials, Inc., as the Servicer

By:	/s/ James A.J. Nickolas
	Name:	James A.J. Nickolas
	Title:	Senior Vice President and Chief Financial Officer

               Accepted and agreed to:

Truist Bank, as successor by merger to SunTrust Bank, individually as a Lender and as Administrative Agent

By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	Managing Director

Signature Pages to Thirteenth Amendment to Credit and Security Agreement

PNC Bank, National Association, as a Lender

By:	/s/ Christopher Blaney
	Name:	Christopher Blaney
	Title:	Senior Vice President

Signature Pages to Thirteenth Amendment to Credit and Security Agreement

Regions Bank, as a Lender

By:	/s/ Mark A. Kassis
	Name:	Mark A. Kassis
	Title:	Managing Director

Signature Pages to Thirteenth Amendment to Credit and Security Agreement

MUFG Bank, Ltd. f/k/a The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Conduit Agent for Gotham Funding Corporation

By:	/s/ Eric Williams
	Name:	Eric Williams
	Title:	Managing Director

Gotham Funding Corporation, as a Conduit Lender

By:	/s/ Kevin J. Corrigan
	Name:	Kevin J. Corrigan
	Title:	Vice President

Signature Pages to Thirteenth Amendment to Credit and Security Agreement

Conformed Copy
(Amendments 1-13)

Credit and Security Agreement

Dated as of April 19, 2013

among

Martin Marietta Funding LLC,
as Borrower,

Martin Marietta Materials, Inc.,
as the Servicer,

The Lenders From Time to Time Party Hereto

and

Truist Bank, successor by merger to SunTrust Bank,
as Administrative Agent

Exhibit I	Definitions
Exhibit II-A	Form of Borrowing Notice
Exhibit II-B	Form of Reduction Notice
Exhibit III	Borrower’s Chief Executive Office, Principal Place of Business, Records Locations, Federal Taxpayer ID Number and Organizational ID Number
Exhibit IV	Lock-Boxes and Collection Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	Form of Assignment and Assumption
Exhibit VII	Form of Facility Limit Increase Request
Exhibit VIII	Form of Weekly Report
Exhibit IX	Form of Monthly Report
Exhibit X	Form of Note
Exhibit XI	Borrower Corporate Names; Trade Names; Assumed Names
Schedule A	Commitments
Schedule B	Closing Documents

Credit and Security Agreement

This Credit and Security Agreement dated as of April 19, 2013, is among:

(a)          Martin Marietta Funding LLC, a Delaware limited liability company (“Borrower”);

(b)          Martin Marietta Materials, Inc., a North Carolina corporation (“Martin Marietta”), as initial Servicer (in such capacity, the “Servicer”);

(c)          Truist Bank, successor by merger to SunTrust Bank, a North Carolina banking corporation (“Truist”) and each other commercial paper conduit and financial institution from time to time a party hereto (collectively, the “Lenders” and each individually, a “Lender”); and

(d)          Truist Bank, successor by merger to SunTrust Bank, a North Carolina banking corporation, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

Preliminary Statements

Whereas, the Borrower desires to borrow from the Lenders from time to time.

Whereas, on the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to the Borrower from time to time.

Whereas, Truist has been requested and is willing to act as Administrative Agent on behalf of the Lenders in accordance with the terms hereof.

Now, therefore, in consideration of the premises and the mutual agreements herein contained the parties hereto agree as follows:

Article I.

The Credit
Section 1.1.          The Facility.  (a) On the terms and subject to the conditions set forth in this Agreement, including, without limitation, the conditions set forth in Article IV, from time to time prior to the Facility Termination Date, the Borrower (or the Servicer, on the Borrower’s behalf) may request Advances by delivering to the Administrative Agent not later than 10:00 a.m. (New York City time) on the Business Day prior to the proposed Borrowing Date (a “Notice Date”) an irrevocable written notice in the form set forth as Exhibit II-A hereto (a “Borrowing Notice”).

Upon receipt of a Borrowing Notice from the Administrative Agent, each of the Lenders severally agrees to make a Loan equal to its Percentage of the requested Advance, on the terms and subject to the conditions hereof; provided that (i) at no time may the aggregate Principal of any Lender at any one time outstanding exceed the lesser of (a) the amount of such Lender’s Commitment hereunder and (b) such Lender’s Percentage of the Borrowing Base, and (ii) in no event shall the Aggregate Principal outstanding hereunder exceed the lesser of (x) the Facility Limit and (y) the Borrowing Base.  The Borrower’s (or Servicer’s, on the Borrower’s behalf) right to request Advances, and each Lender’s several Commitment, shall automatically terminate on the Facility Termination Date.

(b)          The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or Commitment of any other Lender hereunder.  Nothing contained in this Agreement or any of the other Transaction Documents and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.  Notwithstanding the foregoing, except with the prior written consent of the Administrative Agent, no Lender may assert or exercise any enforcement right or remedy in respect of its Loans or other obligations, against the Borrower or any of the Collateral or other property of the Borrower.

(c)          The Borrower may, upon at least ten (10) Business Days’ notice to the Lenders, terminate in whole or reduce in part, ratably amongst the Lenders in accordance with their respective Percentages, the unused portion of the Facility Limit; provided that each partial reduction of the Facility Limit shall be in an aggregate amount of at least $5,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof).

Section 1.2.          Increases.  (a)  If, on any Business Day prior to the Facility Termination Date, there is Excess Availability, the Borrower (or Servicer, on the Borrower’s behalf) may request an Advance in accordance with Section 1.1.  Each Borrowing Notice (a) shall be subject to Article IV hereof, (b) shall be prepared in accordance with the most recent Settlement Report, (c) shall be irrevocable and (d) shall specify the requested aggregate Principal amount to be borrowed (which shall be at least $100,000 per Lender).  On the applicable funding date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article IV, each Lender shall initiate a wire transfer to the Facility Account, in immediately available funds, no later than 1:00 p.m. (New York City time), in an amount equal to its Percentage of the aggregate Principal of the requested Advance.  Each Conduit Lender shall use its commercially reasonable efforts to fund its portion of each requested Advance as a CP Loan.

(b)          Funding by Lenders; Presumption by Administrative Agent.   Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s Percentage of such Advance, the Administrative Agent may assume that such Lender has made such amount available on such date in accordance with Section 1.2(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a

Lender has not in fact made its Percentage of the applicable Advance available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the Alternate Base Rate.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its Percentage of the applicable Advance to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Advance.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 1.3.          Reductions of Aggregate Principal.  (a) The Borrower shall provide the Administrative Agent with irrevocable prior written notice in the form of Exhibit II-B hereto (each, a “Reduction Notice”) of any proposed reduction of Aggregate Principal not later than 12:00 noon (New York City time) one (1) Business Day prior to the date on which the proposed reduction is to occur (the “Proposed Reduction Date”).  Such Reduction Notice shall (i) be prepared in accordance with the most recent Settlement Report, and (ii) designate (x) the Proposed Reduction Date, and (y) the amount of Aggregate Principal to be reduced (the “Aggregate Reduction”) which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof.  The Aggregate Reduction shall be distributed ratably to the Lenders in accordance with the amount of Principal owing to each Lender.  Only one (1) Reduction Notice shall be outstanding at any time.  The Borrower shall pay any Broken Funding Costs and accrued and unpaid Interest on the Aggregate Reduction; provided, however, that unpaid accrued Interest on such Aggregate Reduction shall only be paid on such date if so requested by the Administrative Agent, on behalf of the Lenders, in its sole discretion.  Otherwise such Interest shall be payable on the next occurring Settlement Date.

(b)          If, on any date of determination, a Borrowing Base Deficiency exists, then the Borrower shall pay to the Administrative Agent, for distribution to the Lenders ratably in accordance with their Percentages within two (2) Business Days, an amount equal to (i) either (A) an amount to be applied to reduce the Aggregate Principal such that after giving effect to such reduction, no Borrowing Base Deficiency exists, or (B) an amount necessary to reduce the Aggregate Principal to the Facility Limit, plus (ii) any Broken Funding Costs and accrued and unpaid Interest on the portion of the Aggregate Principal which has been reduced pursuant to this Section; provided, however, that unpaid accrued Interest on such reduced amount shall only be paid on such date if so requested by the Administrative Agent, on behalf of the Lenders, in its sole discretion, otherwise such Interest shall be payable on the next occurring Settlement Date.

Section 1.4.          Payment Requirements.  (a)  Generally.  The Borrower (or the Servicer, on the Borrower’s behalf) shall initiate a wire transfer of amounts to be paid or deposited by it pursuant to any provision of this Agreement no later than 1:00 p.m. (New York City time) on the day when due in immediately available funds.  If such amounts are payable to the Administrative Agent for the account of the Lenders, they shall be paid to the Administrative Agent’s Account, for the account of the Lenders until otherwise notified by the Administrative Agent.  All computations of Interest and per annum Fees under the Transaction Documents shall be made on the basis of a year consisting of three hundred sixty (360) days for the actual number of days elapsed.  If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

(b)           Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 1.5.          Deemed Collections.  Upon the occurrence of any Dilution, the Borrower shall be deemed to have received a Deemed Collection and such Deemed Collection shall be immediately applied to reduce the Net Receivables Balance by the amount of such Deemed Collection; provided, however, that to the extent the effect of such Deemed Collection on the Net Receivables Balance shall cause a Borrowing Base Deficiency, the Borrower shall deliver to the Servicer immediately available funds equal to the lesser of (a) the sum of all Deemed Collections deemed received by the Borrower and (b) an amount necessary to eliminate such Borrowing Base Deficiency, and in each case, the Servicer shall remit the same to the Administrative Agent pursuant to Article II; provided, further that at all times after an Amortization Event has occurred and is continuing, the Borrower shall pay an amount equal to such Deemed Collection to the Collection Account to be distributed in the same manner as actual cash collections are distributed pursuant to Article II.   In the event the Borrower receives or has received any payments in respect of any portion of a Receivable for which it has been deemed to have received a Deemed Collection (other than amounts payable by Seller under Section 3.2 of the Purchase Agreement), the Borrower shall promptly remit such payments to Seller for distribution to the related Originator.  No such payments will be deemed to be a Collection or property of the Borrower or constitute Collateral hereunder and, until remitted in accordance with the foregoing, shall be instead be held in trust for Seller and the related Originator.

Section 1.6.          Interest.  On each Settlement Date, the Borrower shall pay in arrears to the Administrative Agent for the ratable account of the Lenders an aggregate amount equal to the accrued and unpaid Interest on the Advances for each day during the Calculation Period (or portion thereof) then most recently ended.

Section 1.7.          Suspension of the Eurodollar Rate.  (a) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)          Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent  Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that this clause (b) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(c)          In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(d)          The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark  Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.7.

(e)          Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the Eurodollar Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)          Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan that bears interest at a rate determined by reference to the Eurodollar Rate of, conversion to or continuation of Loans that bear interest at the Eurodollar Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to a Loan, that accrues interest at the Alternate Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

(g)          The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks could obtain short-term borrowings from one another in the London interbank market. On March 5, 2021, the Financial Conduct Authority ("FCA"), the regulatory supervisor of LIBOR's administrator, announced in a public statement the future cessation of the 35 LIBOR benchmark settings currently published by ICE Benchmark administration. This public statement constitutes a Benchmark Transition Event. To the extent the Maturity Date goes beyond the cessation dates indicated in the FCA’s announcement, an alternate rate of interest will be determined at the appropriate time in accordance with Section 1.7(a) for any applicable tenors of USD LIBOR.

Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 1.7(a) and (b) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 1.7(d), of any change to the reference rates upon which the interest rates on Loans that bear interest at the Eurodollar Rate are calculated. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 1.7(a) or (b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 1.7(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.

(h)          As used herein:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 1.7.

“Benchmark” means, initially, the Eurodollar Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Eurodollar Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) or clause (b) of Section 1.7.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)          the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)          the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)          the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-

denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).   If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)          for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)          the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)          the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)          for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a  spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of

(a)           the date of the public statement or publication of information referenced therein; and

(b)           the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)           in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)           in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 1.7(b); or

(4)           in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth  therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.7 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.7.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent reasonably determines that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is the Eurodollar Rate, the occurrence of:

(1)           a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)           the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Eurodollar Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Eurodollar Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 1.7 that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 1.8.          Loan Account; Evidence of Debt.  (a)  Each Lender shall maintain an account on its books in the name of the Borrower (a “Loan Account”) on which the Borrower will be charged with all Loans, Interest, Unused Fees and Other Costs payable to such Lender.  Such Loan Account will be credited with all payments received for the Borrower’s account.  Each Lender shall render monthly statements regarding its Loan Account to the Administrative Agent and the Borrower, including Principal, Interest, Fees, and an itemization of all Covered Expenses and Increased Costs.

(b)          The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any Principal, Interest, Unused Fees and Other Costs due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s Percentage thereof.

(c)          The entries maintained by the Administrative Agent and the Lenders in the accounts maintained pursuant to subsections (a) and (b) shall be prima facie evidence of the existence and amounts of the Principal, Interest, Unused Fees and Other Costs therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Principal, Interest, Unused Fees and Other Costs in accordance with their terms.

(d)          Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit X (hereinafter referred to collectively as the “Notes” and individually as a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Commitment.  Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.1) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.1, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 1.9.          Defaulting Lenders. (a) Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender,

then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)          Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)          Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Amortization Event exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Amortization Event exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Percentages of the Commitments. Each Lender irrevocably agrees that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees. No Defaulting Lender shall be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)          Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto.  As of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the Commitments, whereupon such Lender will cease to be a Defaulting Lender.  Notwithstanding the foregoing, (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender, and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 1.10.          Increase in Facility Limit.  The Borrower may, on any Business Day prior to the Facility Termination Date, with the written consent of the Administrative Agent, request an increase of the Facility Limit by delivering a request substantially in the form attached hereto as Exhibit VII (each, a “Facility Limit Increase Request”) or in such other form acceptable to the Administrative Agent.  A Facility Limit Increase Request must be delivered at least ten (10) Business Days prior to the desired effective date of such increase (the “Facility Limit Increase”) and shall identify an additional Lender (or additional Commitments for existing Lender(s)), which additional Lender(s) shall be reasonably acceptable to the Administrative Agent (other than in the case of Truist, which shall be deemed acceptable), and the amount of its Commitment (or additional amount of the existing Lender Commitment(s)).  Any Facility Limit Increase shall be subject to the following conditions:

(a)          on the effective date of such increase after giving effect to such increase, the Facility Limit shall not exceed $500,000,000 (or such greater amount as may be agreed to in writing by the Administrative Agent and the Required Lenders) and any such Facility Limit Increase shall be in an amount not less than $25,000,000 (or such lesser amount then agreed to by the Administrative Agent);

(b)          no Potential Amortization Event or Amortization Event shall have occurred and be continuing at the time of the request or the effective date of the Increase;

(c)          each of the representations and warranties set forth in Article III and in the other Transaction Documents shall be and remain true and correct in all material respects on the effective date of such Increase after giving effect to such Increase, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date; and

(d)          the satisfaction of the conditions set forth in Article IV.

The effective date of the Facility Limit Increase shall be agreed upon by the Borrower and the Administrative Agent.  Upon the effectiveness thereof, Schedule A shall be deemed amended to reflect the Increase and the new Lender (or, if applicable, existing Lender) shall advance Loans in an amount sufficient such that after giving effect to its Loans each Lender shall have outstanding its Percentage of all Loans outstanding under the Commitments.  The Borrower agrees to pay the expenses of the Administrative Agent (including reasonable attorneys’ fees) relating to any

Facility Limit Increase.  Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its written consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

Section 1.11.          Conduit Lender Fundings.  (a)  Commercial Paper Fundings.  It is the intent of each Conduit Lender to fund its Loans hereunder through the issuance of Commercial Paper Notes and each Conduit Lender shall use its commercially reasonable efforts to fund each Loan as a CP Loan.  If for any reason a Conduit Lender is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund or maintain its Loans, or is unable for any reason to repay such Commercial Paper Notes upon the maturity thereof, such Conduit Lender will avail itself of a Liquidity Funding to the extent available.  If a Conduit Lender funds or refinances its Loans hereunder through a Liquidity Funding, in lieu of paying Interest at the CP Rate on such Loans, the Borrower will pay Interest thereon at the Alternate Base Rate or the Eurodollar Rate, in accordance with Section 1.6 hereof.  Nothing herein shall be deemed to constitute a commitment of any Conduit Lender (or its CP Issuer) to issue Commercial Paper Notes.

(b)          Liquidity Facilities.  Each Conduit Lender party hereto hereby represents that (i) pursuant to the Liquidity Agreement, such Conduit Lender has obtained a Liquidity Commitment from its Liquidity Provider(s) in an amount equal to 102% of the greater of (A) its Commitment from time to time in effect hereunder, and (B) its Percentage of the Aggregate Principal outstanding from time to time hereunder, and (ii) while the Liquidity Provider(s) may not be obligated to pay par for a Loan that is transferred to it pursuant to the Liquidity Agreement, the only condition precedent to any Liquidity Provider(s) obligation to pay the agreed-upon price thereunder is the absence of an Event of Bankruptcy with respect to such Conduit Lender.

Article II.

Payments and Collections

Section 2.1.          Collections during the Revolving Period.  During the Revolving Period, any Collections and/or Deemed Collections received by the Servicer (or from and after the occurrence of the Dominion Date, by the Administrative Agent) shall be held in trust for the payment of any accrued and unpaid Aggregate Unpaids or for a Rollover Advance as provided in this Section (provided that Aggregate Principal shall not be payable during the Revolving Period except to the extent provided in Section 1.3 and Section 1.5 and Collections and/or Deemed Collections shall not be required to be segregated prior to the Dominion Date but instead shall be permitted to be used by the Servicer and its Affiliates in accordance with Section 6.2(c)).  On each day during the Revolving Period that is not a Settlement Date, subject to Section 1.4, the last sentence of this Section and Section 4.2, Collections that are not required to be segregated pursuant to Section 6.2(c) shall first be applied to making an Advance such that after giving effect thereto, the outstanding Aggregate Principal is equal to the Aggregate Principal outstanding immediately prior to receipt of such Collections (each such Advance, a “Rollover Advance”).  Each Rollover Advance will be presumed to consist of Loans made ratably amongst all Lenders in accordance with their respective Principal outstanding.  On each Settlement Date, the Servicer shall deliver to the Administrative Agent that portion of all Collections received (or deemed received) during the related Calculation Period equal to the amounts due and owing pursuant to clauses (i)-(vii) of Section 2.3 for application in accordance therewith (the “Required Amounts”).  If on any Settlement Date during the Revolving Period there are insufficient Collections to pay all Required Amounts that are then due and owing under Section 2.3, the next available Collections shall be applied to such payments in accordance with Section 2.3, and no Rollover Advance shall be permitted hereunder until such amounts payable have been paid in full.

Section 2.2.          Collections After the Facility Termination Date.  On each day during the Liquidation Period, except to the extent paid directly to the Administrative Agent by any Collection Bank pursuant to a Collection Notice, all Collections shall be held in trust for the Administrative Agent, for the benefit of the Lenders, by the Servicer until the next Settlement Date in a segregated account which is subject to a first priority perfected security interest in favor of the Administrative Agent (or retained in a Collection Account), for the benefit of the Lenders.  Except to the extent paid directly to the Administrative Agent by any Collection Bank pursuant to a Collection Notice, the Servicer shall deliver to the Administrative Agent all Collections held by the Servicer on each Settlement Date during the Liquidation Period for application pursuant to Section 2.3.

Section 2.3.          Order of Application of Collections on Settlement Dates.  Upon receipt by the Administrative Agent, on behalf of the Lenders, on any Settlement Date of Collections, the Administrative Agent shall distribute them in the following order of priority:

(i)          to the Servicer, an amount equal to any accrued and unpaid Servicing Fees to the Servicer on such date;

(ii)          to the Lenders, pro rata, in payment of any accrued and unpaid Interest and

Broken Funding Costs (if any) that are then due and owing on account of the Advances, including any previously accrued Interest on account of the Advances that was not paid on the applicable Settlement Date;

(iii)           to the Administrative Agent, all fees due and payable to the Administrative Agent on such date;

(iv)          to the Lenders, pro rata, in payment of all accrued and unpaid fees (if any) that are then due and owing to the Lenders;

(v)          to the Lenders, pro rata, in reduction of Aggregate Principal, (x) to the extent such reduction is required under Section 1.3 or Section 1.5 during the Revolving Period and (y) to the extent of remaining Collections during the Liquidation Period;

(vi)           to pay all other accrued and unpaid amounts owing to any of the Lenders or the Administrative Agent hereunder, pro rata among all such amounts;

(vii)          to pay all other accrued and unpaid amounts owing to the Servicer; and

(viii)          (x) during the Revolving Period, to the Borrower, free and clear of any interest of the Administrative Agent and the Lenders or (y) during or after the Liquidation Period, if the Aggregate Unpaids have been reduced to zero, to the Borrower, free and clear of any interest of the Administrative Agent and the Lenders.

Section 2.4.          Payment Rescission.  No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason.  The Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Lender or the Administrative Agent the full amount thereof together with any Interest thereon from the date of any such rescission, return or refunding.

Article III.

Representations and Warranties

Section 3.1.          Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof and as of each Borrowing Date:

(a)          Existence and Power. The Borrower is a limited liability company duly organized and validly existing under the laws of the state of Delaware without limitation on the duration of its existence, is in good standing therein, and is duly qualified to transact business in all jurisdictions where such qualification is necessary, except for such jurisdictions where the failure to be so qualified or licensed will not be reasonably likely to have a Material Adverse Effect; the Borrower has limited liability company power to enter into and perform this Agreement and each other Transaction Document to which it is a party; and the Borrower has the limited liability company power to borrow and issue Notes as contemplated by this Agreement.

(b)          Due Authorization; No Contravention.  The execution, delivery and performance by the Borrower of its obligations under this Agreement and each other Transaction Document to which it is a party (i) are within the limited liability company powers of the Borrower, (ii) have been duly authorized by all necessary limited liability company action and (iii) do not contravene, or constitute a default under, (x) any provision of applicable law or regulation or of the Organizational Documents of the Borrower or (y) of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, if such contravention or default would be reasonably likely to have a Material Adverse Effect, or (iv) result in the creation or imposition of any Lien on any asset of the Borrower which would be reasonably likely to have a Material Adverse Effect.

(c)          Binding Effect.  This Agreement and each other Transaction Document to which the Borrower is a party constitute valid and binding agreements of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general equitable principles.

(d)          Litigation, Actions, Suits.  There are no suits, actions or proceedings pending, or to the knowledge of an Authorized Officer of the Borrower threatened against the Borrower, the adverse determination of which is reasonably likely to occur, and if so adversely determined would be reasonably likely to have a Material Adverse Effect.

(e)          Taxes.  The Borrower has filed all material tax returns which to the knowledge of an Authorized Officer of the Borrower were required to be filed and have paid or have adequately provided for all taxes shown thereon to be due, including any interest and penalties accrued thereon, except for (i) those not yet delinquent, (ii) those the nonpayment of which would not be reasonably likely to have a Material Adverse Effect and (iii) those being contested in good faith.

(f)          Margin Regulations.  No part of the proceeds of any Loan will be used by the Borrower or any of its Affiliates in a manner which would violate, or result in a violation of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System.

(g)          Compliance with Laws.  The Borrower is in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules and regulations (i) the validity or applicability of which the Borrower is contesting in good faith or (ii) the failure to comply with which would not be reasonably likely to have a Material Adverse Effect.  Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, to the extent applicable, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except, in each case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.

(h)          Governmental Authorization.  No consent, approval, authorization, permit or license from, or registration or filing with, any Governmental Authority is required in connection with the making of this Agreement and each other Transaction Document to which the Borrower is a party, with the exception of routine periodic filings made under the Exchange Act, filing of the financing statements required hereunder and such consents, approvals, authorizations, permits, licenses, registrations or filings which have already been completed or obtained.

(i)          Full Disclosure.  (i) All information (other than projections) furnished by or on behalf of the Borrower in writing to the Administrative Agent and the Lenders prior to the date hereof in connection with the transactions contemplated hereby does not, collectively, contain any material misstatement of a material fact or omit to state a material fact necessary to make the statements contained therein (taken as a whole), in the light of the circumstances under which they were made, not misleading in any material respect on and as of the date such information was furnished; provided that, with respect to projected financial information (including financial estimates, forecasts and other forward-looking information), the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and provided, further, that no representation is made under this Section 3.1(i)(i) with respect to any information of a general economic or general industry nature.

(ii)          All information (other than projections but including Weekly Reports and Monthly Reports) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement or any other Transaction Document will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein (taken as a whole), in the light of the circumstances under which they were made, not misleading in any material respect on and as of the date such information was furnished; provided that, with respect to projected financial information (including financial estimates, forecasts and other forward-looking information), the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; provided, further, that no representation is made under this Section 3.1(i)(ii) with respect to any information of a general economic or general industry nature.

(j)          ERISA.  The Borrower and each member of its Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan and is in substantial compliance in all material respects with the presently applicable material provisions of ERISA and the Code with respect to each

Pension Plan.  No member of the Borrower’s Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Pension Plan, (ii) failed to make any contribution or payment to any Pension Plan or Multiemployer Plan or made any amendment to any Pension Plan which, in either case has resulted or could result in the imposition of a material Lien or the posting of a material bond or other material security under ERISA or the Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(k)          Investment Company, Etc.  The Borrower is not (i) an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), (ii) a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder, or (iii) subject to any regulatory scheme which restricts its ability to incur debt.  In determining that the Borrower is not a covered fund, the Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(l)          Legal Status.  The Borrower (i) is not identified on the OFAC SDN List, (ii) is not a Sanctioned Person, (iii) does not have more than 15% of its assets in Sanctioned Countries, and (iv) does not derive more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Loan will be used by the Borrower or any of its Affiliates directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

The Borrower is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd‑1, et seq., as amended from time to time, and other applicable anti-corruption laws in effect in jurisdictions in which the Borrower and its Subsidiaries do business (collectively, “Anti- Corruption Laws”).  The Borrower has not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, or (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower in violation of the Anti-Corruption Laws.

(m)          Other Debt.   The Borrower has not incurred any Debt or liability on account of deposits except: (i) the Aggregate Unpaids, (ii) any reimbursement obligations owed to Seller under the Purchase Agreement in respect of payments received in respect of Receivables for which the Borrower has received Deemed Collections and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

(n)          Financial Information.  All balance sheets, all statements of income and of cash flow and all other financial information of the Borrower and its Affiliates furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Affiliates and described in Section 5.1(a) have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided that unaudited financial statements of the Borrower and its Affiliates have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments.  Any projections furnished by or on behalf of the Borrower to the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement were prepared in good faith based upon estimates and assumptions stated therein which, at the time of preparation, were believed by the Borrower to be reasonable (it being understood that such projections are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower and its Affiliates, that no assurances can be given that such projections will be realized, and that actual results may differ in a material manner from such projections).

(o)          Good Title.  The Borrower is the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower’s ownership interest in each Receivable, its Collections and the Related Security.

(p)          Perfection.  Assuming the filing of the financing statements approved by the Borrower on the date hereof, this Agreement, together with the filing of such financing statements, is effective to create in favor of the Administrative Agent for the benefit of the Lenders a valid and perfected first priority security interest in each Receivable existing or hereafter arising and in all other Collateral, free and clear of any Adverse Claim, except as created by the Transactions Documents and except for inchoate tax liens as to which no notice of tax lien has been field.

(q)          Places of Business and Locations of Records.  The principal places of business and chief executive office of the Borrower and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent and the Lenders have been notified in accordance with Section 5.2(a) in jurisdictions where all action required by Section 12.4(a) has been taken and completed.  The Borrower’s Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit III.

(r)          Collections.  The conditions and requirements set forth in Section 5.1(j) and Section 6.2(b) have at all times been satisfied and duly performed.  The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Borrower at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV, as the same may be updated from time to time in writing delivered to the Administrative Agent by or on behalf of the Borrower.  The Borrower has not assigned or granted any Person, other than the Administrative Agent as contemplated by this Agreement, a security interest in or dominion and control of any Collection Account, or the right to take dominion or control of any such Collection Account at a future time or upon the occurrence of a future event.

(s)          Names.  Except as stated on Exhibit XI, in the past five (5) years, the Borrower has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

(t)          Ownership of the Borrower.  Seller owns, directly or indirectly, 100% of the issued and outstanding Capital Securities of all classes of the Borrower, free and clear of any Adverse Claim.  Such Capital Securities are validly issued and there are no options, warrants or other rights to acquire Capital Securities of the Borrower.

(u)          Compliance with Credit and Collection Policy.  The Borrower has complied in all material respects with the applicable Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy prohibited by Section 5.2(c).

(v)          Payments to Seller.  With respect to each Receivable, (i) the Borrower has given reasonably equivalent value to the Seller and (ii) the Seller has given reasonably equivalent value to the applicable Originator in consideration therefore, and neither transfer was made for or on account of an antecedent debt.

(w)          Enforceability of Contracts.  Each Contract with respect to each Eligible Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Eligible Receivable created thereunder and any accrued interest thereon (exclusive of any Dilutions after the date on which this representation is made for which there is recourse to the Borrower pursuant to Section 1.5), enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(x)          Eligible Receivables.  Each Receivable included in the Borrowing Base on a Settlement Report as an Eligible Receivable was an Eligible Receivable as of the last day of the period covered by such Settlement Report.

(y)          Accounting.  The parties to the Purchase Agreement will treat the transfer of the Receivables to the Borrower pursuant to the Purchase Agreement as an absolute conveyance and true sale on their respective books and records.

(z)          Separateness.  From the date hereof, the Borrower has been in compliance with all provisions of Section 5.1(i) applicable to it.

(aa)          Beneficial Ownership Rule.  The Borrower is an entity that is organized under the laws of the United States or of any state of the United States and at least 51 percent of whose common stock or analogous equity interest is owned by a listed entity and is excluded on that basis from the definition of Legal Entity Customer as set forth in the Beneficial Ownership Rule.

Section 3.2.          Representations and Warranties of the Servicer.  The Servicer hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof and as of each Borrowing Date that:

(a)          Corporate Existence and Power.  The Servicer is a corporation duly organized and validly existing under the laws of the state of North Carolina without limitation on the duration of its existence, is in good standing therein, and is duly qualified to transact business in all jurisdictions where such qualification is necessary, except for such jurisdictions where the failure to be so qualified or licensed will not be reasonably likely to have a Material Adverse Effect and the Servicer has corporate power to enter into and perform this Agreement and each other Transaction Document to which it is a party.

(b)          Corporate Authorization; No Contravention.  The execution, delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which it is a party (i) are within the corporate powers of the Servicer, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene, or constitute a default under, (x) any provision of applicable law or regulation or any Organizational Document of the Servicer or (y) of any agreement, judgment, injunction, order, decree or other instrument binding upon the Servicer or any of its Subsidiaries, if such contravention or default would be reasonably likely to have a Material Adverse Effect, or (iv) result in the creation or imposition of any Lien on any asset of the Servicer or any of its Subsidiaries which would be reasonably likely to have a Material Adverse Effect.

(c)          Taxes.  The Servicer has filed all material tax returns which to the knowledge of any member of the Servicer’s tax department were required to be filed and have paid or have adequately provided for all taxes shown thereon to be due, including any interest and penalties accrued thereon, except for (i) those not yet delinquent, (ii) those the nonpayment of which would not be reasonably likely to have a Material Adverse Effect and (iii) those being contested in good faith.

(d)          Governmental Authorization.  No consent, approval, authorization, permit or license from, or registration or filing with, any Governmental Authority is required in connection with the making of this Agreement and each other Transaction Document to which the Servicer is a party, with the exception of routine periodic filings made under the Exchange Act, filing of the financing statements required hereunder and such consents, approvals, authorizations, permits, licenses, registrations or filings which have already been completed or obtained.

(e)          Actions, Suits.  There are no suits, actions or proceedings pending, or to the knowledge of any member of the Servicer’s legal department threatened against the Servicer, the adverse determination of which is reasonably likely to occur, and if so adversely determined would be reasonably likely to have a Material Adverse Effect.

(f)          Binding Effect.  This Agreement and each other Transaction Document to which the Servicer is a party constitute valid and binding agreements of the Servicer enforceable against the Servicer in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general equitable principles.

(g)          Full Disclosure.  (i) All information (other than projections) furnished by the Servicer in writing to the Administrative Agent and the Lenders prior to the date hereof in connection with the transactions contemplated hereby does not, collectively, contain any material misstatement of a material fact or omit to state a material fact necessary to make the statements contained therein (taken as a whole), in the light of the circumstances under which they were made, not misleading in any material respect on and as of the date such information was furnished; provided that, with respect to projected financial information (including financial estimates, forecasts and other forward-looking information), the Servicer represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and provided, further, that no representation is made under this Section 3.2(g)(i) with respect to any information of a general economic or general industry nature.

(ii)          All information (other than projections but including Weekly Reports and Monthly Reports) hereafter furnished by the Servicer in writing to the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement and the Transaction Documents will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein (taken as a whole), in the light of the circumstances under which they were made, not misleading in any material respect on and as of the date such information was furnished; provided that, with respect to projected financial information (including financial estimates, forecasts and other forward-looking information), the Servicer represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; provided, further, that no representation is made under this Section 3.2(g)(ii) with respect to any information of a general economic or general industry nature.

(h)          Collections.  The conditions and requirements set forth in Section 5.1(f) and (g) and Section 6.2(b) have at all times been satisfied and duly performed.  Notwithstanding any commingling of Collections with other funds that may occur between Settlement Dates, the Servicer maintains procedures sufficient to permit it to promptly identify the Collections received by it.

(i)          Material Adverse Effect.  (i) The consolidated balance sheet of the Servicer and its consolidated Subsidiaries as of December 31, 2012 and the related consolidated statements of earnings and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Servicer’s 2012 Form 10-K, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the

Servicer and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(ii)          Since December 31, 2012, there has been no change in the financial condition of the Servicer that would have a Material Adverse Effect.

(j)          Not an Investment Company.  The Servicer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k)          Compliance with Law.  The Servicer is in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules and regulations (i) the validity or applicability of which the Servicer is contesting in good faith or (ii) the failure to comply with which would not be reasonably likely to have a Material Adverse Effect.  Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, to the extent applicable, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except, in each case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(l)          Compliance with Credit and Collection Policy.  The Servicer has complied in all material respects with the applicable Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy prohibited by Section 5.4(b).

(m)          Eligible Receivables.  Each Receivable included in the Borrowing Base on a Settlement Report as an Eligible Receivable was an Eligible Receivable as of the last day of the period covered by such Settlement Report.

(n)          Legal Status.  The Servicer (i) is not identified on the OFAC SDN List, (ii) is not a Sanctioned Person, (iii) does not have more than 15% of its assets in Sanctioned Countries, and (iv) does not derive more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.

The Servicer is in compliance in all material respects with the Anti-Corruption Laws, and any applicable foreign counterpart thereto.  The Servicer has not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, or (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Servicer in violation of the Anti-Corruption Laws.

(o)          ERISA.  The Servicer and each member of its Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan and is in substantial compliance in all material respects with the presently applicable material provisions of ERISA and the Code with respect to each Pension Plan.  No member of the Servicer’s Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Pension Plan, (ii) failed to make any contribution or payment to any Pension Plan or Multiemployer Plan or made any amendment to any Pension Plan which, in either case has resulted or could result in the imposition of a material Lien or the posting of a material bond or other material security under ERISA or the Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Article IV

Conditions of Advances

Section 4.1.          Conditions Precedent to Initial Advance.  The initial Advance under this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Advance those documents listed on Schedule B, (b) the Administrative Agent and each of the Lenders shall have received all Fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter, and (c) the Receivables transferred on the Initial Transfer Date shall have been contributed to the Borrower’s capital as contemplated by the Purchase Agreement.

Section 4.2.          Conditions Precedent to All Advances.  Each Advance shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Administrative Agent and the Lenders on or prior to the date of such Advance, in form satisfactory to the Administrative Agent, all Settlement Reports as and when due under Section 6.6; (b) the Facility Termination Date shall not have occurred, (c) each of the Administrative Agent and the Lenders shall have received such other approvals, opinions or documents as it may reasonably request (including, without limitation, a report confirming the Borrowing Base substantially in the form of the Monthly Report covering the Borrowing Base), it being understood that no such opinions shall be requested unless there has been a change in law or circumstance that warrants such opinion and (d) on the applicable
Borrowing Date, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by the Borrower that such statements are then true):

(i)          the representations and warranties set forth in Article III are true and correct in all material respects on and as of the Borrowing Date of such Advance as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date;

(ii)          no event has occurred and is continuing, or would result from such Advance, that will constitute an Amortization Event or a Potential Amortization Event; and

(iii)          no Borrowing Base Deficiency exists or will result from such Advance.

Article V

Covenants

Section 5.1.          Affirmative Covenants of the Borrower.  Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of all of the Commitments:

(a)          Financial Reporting.  The Borrower will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:

(i)          Annual Reporting. Solely to the extent requested by the Administrative Agent, as soon as available and in any event within 120 days after the end of each fiscal year, consolidated statements of earnings and cash flows of the Borrower and any consolidated Affiliates for such year and the related consolidated balance sheets of the Borrower and any consolidated Affiliates as at the end of such year, all in reasonable detail and accompanied by an opinion of an independent public accountant of recognized standing selected by the Borrower (or one of its Affiliates) as to such consolidated financial statements (it being understood that delivery of such statements as filed with the SEC shall be deemed to satisfy the requirements of this subsection).

(ii)          Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from Seller or any Collection Bank, copies of the same.

(iii)          Other Information.  With reasonable promptness, such further information regarding the business and financial condition of the Borrower as any Lender may reasonably request through the Administrative Agent.

(iv)          Information Relating to Seller.  The Borrower shall require Seller to provide to the Administrative Agent and each Lender financial reporting information relating to Seller substantially corresponding to the Borrower’s own obligations under this Section 5.1(a).

(b)          Notices.  The Borrower will notify the Administrative Agent and the Lenders in writing signed by an Authorized Officer of the Borrower of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)          Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event.

(ii)          Material Adverse Effect.  The occurrence of any event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

(iii)          Defaults of Seller or Servicer. The occurrence of a default or an event of default under any other financing arrangement relating to Material Debt (including a line of credit which would constitute Material Debt if fully funded) in aggregate principal amount pursuant to which the Seller or the Servicer is a debtor or an obligor.

(iv)          Termination of Purchase Agreement.  Any termination of Seller’s obligation to sell Receivables to the Borrower under the Purchase Agreement and, upon any such termination, the Outstanding Balance of all Receivables originated by Seller as of the last day of the month then most recently ended.

(v)          Change of Independent Manager.  At least 10 days prior to any  proposed change of the sole (or, as applicable, the sole remaining) Independent Manager for any reason other than death, incapacity or resignation of the incumbent director, notice of such proposed change together with a certificate of the Borrower certifying that the proposed replacement director satisfies the criteria set forth in the definition of “Independent Manager” and requesting the Administrative Agent’s written acknowledgement that in its reasonable judgment, the designated replacement satisfies such criteria.  As soon as reasonably practicable but in any event within 10 days after the Borrower receives notice of the death, incapacity or resignation of the sole (or, as applicable, the sole remaining) incumbent Independent Manager, notice of the proposed replacement manager together with a certificate of the Borrower certifying that the proposed replacement manager satisfies the criteria set forth in the definition of “Independent Manager” and requesting the Administrative Agent’s written acknowledgement that in its reasonable judgment, the designated replacement satisfies such criteria.

(vi)          Change in Status.  Promptly following any change that would result in the Borrower being a Legal Entity Customer under the Beneficial Ownership Rule, the Borrower shall notify the Administrative Agent of such change and shall deliver to the Administrative Agent such information and shall complete such forms as are reasonably requested by the Administrative Agent for purposes of complying with the Beneficial Ownership Rule, in each case in form and substance reasonably acceptable to the Administrative Agent.

(c)          Compliance with Laws and Preservation of Legal Existence. The Borrower will comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including environmental laws and ERISA), a breach of which would be reasonably likely to have a Material Adverse Effect, except where contested in good faith and by proper proceedings. The Borrower (i) will preserve and maintain its corporate existence and (ii) will take all reasonable action to preserve and maintain all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets that is not prohibited hereunder, as long as immediately after giving effect to any such transaction, no Amortization Event shall have occurred and be continuing.

(d)          Audits.    The Borrower will furnish to the Administrative Agent and each Lender from time to time such information with respect to it and the Receivables as the Administrative Agent or any of the Lenders may reasonably request.  The Borrower will, from time to time during regular business hours as requested by the Administrative Agent or any of the Lenders upon reasonable notice and at the sole cost of the Borrower, permit, and shall require any parties to the Purchase Agreement to permit, the Administrative Agent (accompanied by any Lender), or its respective agents or representatives:  (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the related Contracts, in each case, with any of the officers or employees of such Person having knowledge of such matters (each such visit, a “Review”); provided, so long as no Amortization Event has occurred and is continuing, a Review shall occur no more than once in any calendar year and shall be, to the extent possible, conducted contemporaneously with the annual review of the Servicer conducted pursuant to Section 5.3(d) and the Borrower shall be responsible for the costs and expenses of such Review.

(e)          Keeping and Marking of Records and Books.  (i) The Borrower will require Seller to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable within two (2) Business Days of the receipt of such Collection or adjustment in respect of such Receivable).  The Borrower will require Seller to give the Administrative Agent and each Lender notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)          The Borrower will require the Seller to (A) on or prior to the date hereof, make a notation in its books and records stating that the Receivables have been sold to the Borrower and pledged to the Administrative Agent, and (B) upon the request of the Administrative Agent following the occurrence and during the continuation of an Amortization Event, deliver to the Administrative Agent all invoices included in the Contracts (including, without limitation, all multiple originals of any such invoice) relating to the Receivables.

(f)          Compliance with Contracts and Credit and Collection Policy.  The Borrower will (and will cause Seller to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the applicable Credit and Collection Policy in regard to each Receivable and the related Contract.

(g)          Performance and Enforcement of the Purchase Agreement.  The Borrower will, and will require Seller to, perform its respective obligations and undertakings under and pursuant to the Purchase Agreement.  The Borrower will purchase Receivables under the Purchase Agreement in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to it as buyer under the Purchase Agreement.  The Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Lenders as assignees of the Borrower) under the Purchase Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Purchase Agreement.

(h)          Ownership.  The Borrower will (or will require the Seller to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections irrevocably in the Borrower, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent and the Lenders (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Borrower therein as the Administrative Agent and any Lender may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Lenders, a valid and perfected first priority security interest in the Collateral to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the Lenders (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Lenders) interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Lenders as the Administrative Agent or any Lender may reasonably request).

(i)          Separateness.  The Borrower acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from the Seller and its respective other Affiliates (each, a “Related Entity”).  Therefore, from and after the date of execution and delivery of this Agreement, the Borrower shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent or any Lender may from time to time reasonably request, to maintain the Borrower’s identity as a separate legal entity and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of the other Related Entities and not just a division thereof.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, except as herein specifically otherwise provided, the Borrower will:

(i)          maintain its own books and records separate and apart from those of any other Related Entity;

(ii)          at all times hold itself out to the public as a legal entity separate and apart from its parent and any other Related Entity;

(iii)          have a Board composed differently from that of its parent;

(iv)          file its own tax returns, if any, as may be required under applicable law, to the extent (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(v)          conduct its business solely in its own name in order not to (A) mislead others as to the identity with which such other party is transacting business or (B) suggest that it is responsible for the debts of any third party;

(vi)          subject to the provisions of its Organizational Documents, at all times maintain at least one Independent Manager;

(vii)          maintain its Organizational Documents in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify such Organizational Document in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section; and (B) it provides for the notice, the Borrower certification and the Administrative Agent’s written acknowledgement specified in Section 5.1(b)(v) hereof;

(viii)          ensure that all limited liability company actions with respect to (A) the filing for any petition of bankruptcy of the Borrower and (B) the merger, consolidation, dissolution or liquidation of the Borrower are duly authorized by unanimous vote of its managers (including the Independent Manager);

(ix)          maintain statements of account separate from those of any other Person, separately identifying its own assets, liabilities and financial affairs, and ensure that any consolidated financial statements of any other Person that include

Borrower indicate that the assets of the Borrower are not available to creditors of such Person;

(x)          remain solvent and pay its indebtedness, operating expenses and other liabilities out of its own funds and assets, allocating fairly and reasonably any general overhead or administrative expenses incurred by itself or any Affiliate on its behalf;

(xi)          maintain an arm’s-length relationship with its Related Entities, and enter into contracts or agreements with any such Related Entity only upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than Related Entities;

(xii)          not hold itself out as having agreed to pay or become liable for the debts of any of its Related Entities or fail to correct any known misrepresentation with respect to the foregoing;

(xiii)          not operate or purport to operate as an integrated, single economic unit with respect to any of its Related Entities or any other Person;

(xiv)          not seek or obtain credit or incur any obligation to any third party based upon the assets of any of its Related Entities, or induce any third party to rely on the creditworthiness of any such Person in connection therewith;

(xv)          use, as applicable, stationery, invoices, checks and other business forms separate from those of any other Person;

(xvi)          correct any known misunderstanding regarding its separate identity;

(xvii)          maintain adequate capital in light of its contemplated business purposes;

(xviii)          observe all limited liability company formalities required by its Organizational Documents and the Delaware Limited Liability Company Act; and

(xix)          take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Borrower and Martin Marietta, in connection with the closing or initial purchase or contribution under the Purchase Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j)          Collections.  The Borrower will cause (A) all proceeds from all Lock‑Boxes to be directly deposited by a Collection Bank into a Collection Account and (B) each

Lock‑Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect.  In the event any payments relating to Receivables are remitted directly to the Borrower or any Affiliate of the Borrower, the Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Lenders, subject to the Servicer’s rights under Section 6.2(c).  The Borrower will cause the Borrower, the Servicer, Seller or an Originator to maintain exclusive ownership, dominion and control (subject to the terms of this Agreement and the applicable Collection Account Agreement) of each Lock-Box and each Collection Account and shall ensure that no right to take dominion and control of any Lock-Box or Collection Account is granted at a future time or upon the occurrence of a future event to any Person except to the Administrative Agent, the Servicer, Seller, an Originator or the Borrower, as contemplated by this Agreement and the Transaction Documents.

(k)          Taxes.  The Borrower will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful material claims which, if unpaid, might become a Lien upon the property of the Borrower; provided that the Borrower shall be required to pay any such tax, assessment, charge, levy or claim (i) the payment of which is being contested in good faith and by proper proceedings, (ii) not yet delinquent or (iii) the non-payment of which, if taken in the aggregate, would not be reasonably likely to have a Material Adverse Effect.  The Borrower shall pay when due any material taxes payable in connection with the Receivables exclusive of taxes on or measured by income or gross receipts of the Administrative Agent or the Lenders and exclusive of any such taxes (i) the payment of which is being contested in good faith and by proper proceeding or (ii) not yet delinquent.

(l)          Payment to Seller.  With respect to any Receivable purchased by the Borrower from the Seller, such purchase shall be effected under, and in strict compliance with the terms of, the Purchase Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Seller in respect of the purchase price for such Receivable.

(m)          Compliance with OFAC Sanctions Program. (i) The Borrower shall at all times comply with the requirements of all OFAC Sanctions Programs applicable to it.

(ii)          The Borrower shall provide the Administrative Agent and the Lenders any information regarding the Borrower and its Affiliates necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to the Borrower’s ability to provide information applicable to them.

(iii)          If the Borrower obtains actual knowledge or receives any written notice that the Borrower or any of its Affiliates is named on the then current OFAC

SDN List (such occurrence, an “OFAC Event”), the Borrower shall promptly (i) give written notice to the Administrative Agent and the Lenders of such OFAC Event, and (ii) comply in all material respects with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and the Borrower hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

(n)          ERISA.  The Borrower shall promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property.  The Borrower shall promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Pension Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Pension Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Pension Plan, and (d) the occurrence of any event with respect to any Pension Plan which would result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post‑retirement benefit under  a “welfare plan” (as defined in Section 3(1) of ERISA).

(o)          Post-Closing Covenant.  Not later than 45 days after the date of this Agreement, the Administrative Agent shall have received each fully executed Collection Account Agreement with respect to each Collection Account, in form and substance satisfactory to the Administrative Agent.

Section 5.2.          Negative Covenants of the Borrower.  Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of all of the Commitments:

(a)          Name Change, Offices and Records.  The Borrower will not change its name, identity or legal structure (within the meaning of Section 9‑507(c) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have (i) given the Administrative Agent and the Lenders at least ten (10) days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably requested by the Administrative Agent in connection with such change or relocation.

(b)          Change in Payment Instructions to Obligors.  Except as may be required by the Administrative Agent pursuant to Section 6.2(b), the Borrower will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors under any Receivables regarding payments to be made to any Lock‑Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock‑Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock‑Box; provided, however, that the Borrower may make changes in instructions to any such Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c)          Modifications to Contracts and Credit and Collection Policy.  The Borrower will not, and will not permit Seller or any Originator to, make any change to any Credit and Collection Policy that could reasonably be expected to decrease the credit quality of any newly created Receivables or materially adversely affect the collectability of the Receivables.  Except as provided in Section 6.2(d), the Borrower will not, and will not permit Seller or any Originator to, extend, amend or otherwise modify the terms of any Receivable or any terms of any Contract related to such Receivable in any material respect other than in accordance with the applicable Credit and Collection Policy.

(d)          Sales, Liens.  Other than the ownership and security interests contemplated by the Transaction Documents, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock‑Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent for the benefit of the Lenders provided for herein), and the Borrower will defend the right, title and interest of the Administrative Agent and the Lenders in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Borrower or the Seller.

(e)          Termination of Purchase Agreement.  The Borrower will not terminate the Purchase Agreement without the prior written consent of each of the Lenders, except with respect to the occurrence of a termination arising pursuant to Section 6.2 of the Purchase Agreement.

(f)          Restricted Junior Payments.  After the occurrence and during the continuance of any Amortization Event, the Borrower will not make any Restricted Junior Payment while any Aggregate Unpaids remain outstanding.

(g)          Borrower Debt.  Except as contemplated by the Transaction Documents, the Borrower will not incur or permit to exist any Debt or liability on account of deposits except:  (i) the Aggregate Unpaids, (ii) any reimbursement obligations owed to Seller under the Purchase Agreement in respect of payments received in respect of Receivables for which the Borrower has received Deemed Collections and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

(h)          Prohibition on Additional Negative Pledges.  The Borrower will not (and will not authorize the Seller to) enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

(i)          Use of Proceeds.  The Borrower will not use the proceeds of the Loans for any purpose other than paying for Receivables and Related Security under and in accordance with the Purchase Agreement and for other purposes permitted by its Organizational Documents and the Delaware Limited Liability Company Act. No part of the proceeds of the Loans will be used directly or, to the knowledge of the Borrower, indirectly (a) to fund any operations, activities, business or transactions of, in, or with, a Sanctioned Person or a Sanctioned Country, (b) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

Section 5.3.          Affirmative Covenants of the Servicer.  Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of all of the Commitments:

(a)          Financial Reporting.  The Servicer will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:

(i)          Annual Reporting. As soon as available and in any event within 120 days after the end of each fiscal year, consolidated statements of earnings and cash flows of the Servicer and its consolidated Subsidiaries for such year and the related consolidated balance sheets of the Servicer and its consolidated Subsidiaries as at the end of such year, all in reasonable detail and accompanied by an opinion of an independent public accountant of recognized standing selected by the Servicer as to such consolidated financial statements (it being understood that delivery of such statements as filed with the SEC shall be deemed to satisfy the requirements of this subsection).

(ii)          Quarterly Reporting.   As soon as available and in any event within sixty (60) days after the end of each of its first three quarterly accounting periods in each fiscal year, consolidated statements of earnings and cash flows of the Servicer and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal period and the related consolidated balance sheet of the Servicer and its consolidated Subsidiaries as at the end of such fiscal period, all in reasonable detail (it being understood that delivery of such statements as filed with the SEC shall be deemed to satisfy the requirements of this subsection)

(iii)          Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by the Servicer’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)          Shareholders Statements and Reports.  Promptly after their becoming available, copies of all financial statements, stockholder reports and proxy statements that the Servicer shall have sent to its stockholders generally.

(v)          SEC Filings.   Promptly after their becoming available, copies of all registration statements filed by the Servicer under the Securities Act of 1933, as amended (other than registration statements on Form S-8 or any registration statement filed in connection with a dividend reinvestment plan), and regular and periodic reports, if any, which the Servicer shall have filed with the SEC (or any governmental agency or agencies substituted therefor) under Section 13 or Section 15(d) of the Exchange Act, or with any national or international securities exchange (other than those on Form 11-K or any successor form).

(vi)          Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Collection Bank, copies of the same.

(vii)          Other Information.  With reasonable promptness, such further information regarding the business and financial condition of the Servicer as any Lender may reasonably request through the Administrative Agent.

(b)          Notices.  The Servicer will notify the Administrative Agent and the Lenders in writing signed by an Authorized Officer of the Servicer of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)          Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event.

(ii)          Material Adverse Effect.  The occurrence of any event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

(iii)          Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement relating to Material Debt (including a line of credit which would constitute Material Debt if fully funded) in aggregate principal amount pursuant to which the Servicer is a debtor or an obligor.

(iv)          Termination of Purchase Agreement.  Any termination of Seller’s obligation to sell Receivables under the Purchase Agreement or any Originator’s obligation to sell Receivables under the Sale Agreement and, upon any such termination, the Outstanding Balance of all Receivables originated by Seller or the applicable Originator as of the last day of the month then most recently ended.

(c)          Compliance with Laws and Preservation of Legal Existence. The Servicer will comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including environmental laws and ERISA), a breach of which would be reasonably likely to have a Material Adverse Effect, except where contested in good faith and by proper proceedings. The Servicer (i) will preserve and maintain its corporate existence and (ii) will take all reasonable action to preserve and maintain all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing herein contained shall prevent a merger or consolidation of a Subsidiary into or with the Servicer (if the Servicer is the surviving corporation) or another Subsidiary or any other merger, consolidation or transfer of assets that is not prohibited hereunder, as long as immediately after giving effect to any such transaction, no Amortization Event shall have occurred and be continuing.

(d)          Audits.  The Servicer will furnish to the Administrative Agent and each Lender from time to time such information with respect to it and the Receivables as the Administrative Agent or any of the Lenders may reasonably request.  The Servicer will, from time to time during regular business hours as requested by the Administrative Agent or any of the Lenders upon reasonable notice and at the sole cost of the Borrower, permit, and shall cause each Originator to permit, the Administrative Agent (accompanied by any Lender), or its respective agents or representatives:  (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for purposes of conducting a Review pursuant to Section 5.1(d); provided, so long as no Amortization Event has occurred and is continuing, a Review shall occur no more than once in any calendar year and shall be, to the extent possible, conducted contemporaneously with the annual review of the Borrower conducted pursuant to Section 5.1(d) and the Borrower shall be responsible for the costs and expenses of such Review.

(e)          Keeping and Marking of Records and Books.  (i) The Servicer will, or will cause each Originator to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable within two (2) Business Days of the receipt of such Collection or adjustment in respect of such Receivable).  The Servicer will (and will cause each Originator to) give the Administrative Agent and each Lender notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)          The Servicer will cause each Originator to (A) on or prior to the date hereof, make a notation in its books and records stating that the Receivables have been sold to the Borrower and pledged to the Administrative Agent, and (B) upon the request of the Administrative Agent following the occurrence and during the continuation of an Amortization Event, deliver to the Administrative Agent all invoices included in the Contracts (including, without limitation, all multiple originals of any such invoice) relating to the Receivables.

(f)          Compliance with Credit and Collection Policy.  The Servicer will perform its servicing obligations in accordance with each applicable Credit and Collection Policy in accordance with Section 6.2.

(g)          Collections.  The Servicer will service the Collections in accordance with Section 6.2.  In the event any payments relating to Receivables are remitted directly to the Servicer or any Affiliate of the Servicer, the Servicer will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Servicer will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Lenders, subject to the Servicer’s rights under Section 6.2(c).

(h)          Taxes.  The Servicer will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful material claims which, if unpaid, might become a Lien upon the property of the Servicer; provided that the Servicer shall be required to pay any such tax, assessment, charge, levy or claim (i) the payment of which is being contested in good faith and by proper proceedings, (ii) not yet delinquent or (iii) the non-payment of which, if taken in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(i)          Compliance with OFAC Sanctions Program. (i) The Servicer shall at all times comply with the requirements of all OFAC Sanctions Programs applicable to the Servicer and shall cause each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary.

(ii)          The Servicer shall provide the Administrative Agent and the Lenders any information regarding the Servicer and its Affiliates necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to the Servicer’s ability to provide information applicable to them.

(iii)          If the Servicer obtains actual knowledge or receives any written notice of an OFAC Event, the Servicer shall promptly (i) give written notice to the Administrative Agent and the Lenders of such OFAC Event, and (ii) comply in all material respects with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and the Servicer hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the

Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

(j)          ERISA.  The Servicer shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property.  The Servicer shall, and shall cause each of its Subsidiaries to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Pension Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Pension Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Pension Plan, and (d) the occurrence of any event with respect to any Pension Plan which would result in the incurrence by the Servicer or any Subsidiary of the Servicer of any material liability, fine or penalty, or any material increase in the contingent liability of the Servicer or any Subsidiary of the Servicer with respect to any post‑retirement benefit under  a “welfare plan” (as defined in Section 3(1) of ERISA).

(k)          The Servicer will take all action necessary to ensure the Borrower at all times complies with Section 5.1(h).

Section 5.4.          Negative Covenants of the Servicer.  Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of all of the Commitments:

(a)          Change in Payment Instructions to Obligors.  Except as may be required by the Administrative Agent pursuant to Section 6.2(b), the Servicer will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors under any Receivables regarding payments to be made to any Lock‑Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock‑Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock‑Box; provided, however, that the Servicer may make changes in instructions to any such Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(b)          Modifications to Contracts and Credit and Collection Policy.  The Servicer will not, and will not permit any Originator to, make any change to any Credit and Collection Policy that could reasonably be expected to decrease the credit quality of any newly created Receivables or materially adversely affect the collectability of the Receivables.  Except as provided in Section 6.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any terms of any Contract related to such Receivable in any material respect other than in accordance with the applicable Credit and Collection Policy.

(c)          Protection of Title.  The Servicer will defend the right, title and interest of the Administrative Agent and the Lenders in, to and under the Receivables, Related Security, Collections, each Contract under which any Receivable arises, each Lock-Box and each Collection Account, against all claims of third parties claiming through or under the Borrower or the Seller.

Article VI

Administration and Collection

Section 6.1.          Designation of the Servicer.  (a)            The servicing, administration and collection of the Receivables shall be conducted by the Servicer designated from time to time in accordance with this Section.  Martin Marietta is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement.  At any time after the occurrence and during the continuance of a Servicer Termination Event, the Administrative Agent and the Lenders may at any time designate any Person to succeed Martin Marietta as successor servicer.

(b)          Martin Marietta may delegate to Seller or its Subsidiaries, as sub‑servicers of the Servicer, certain of its duties and responsibilities as the Servicer hereunder in respect of the Receivables originated by Seller.  Without the prior written consent of the Lenders, the Servicer shall not be permitted to delegate any of its duties or responsibilities as the Servicer to any Person other than (i) Seller or its Subsidiaries, (ii) with respect to certain Charged‑Off Receivables, outside collection agencies in accordance with its customary practices, or (iii) in the ordinary course of business consistent with its current customary practices in effect as of the date hereof.  Neither Seller nor its Subsidiaries shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Martin Marietta.  If at any time the Lenders shall designate as the Servicer any Person other than Martin Marietta in accordance with the terms hereof, all duties and responsibilities theretofore delegated by Martin Marietta to Seller or any of its Subsidiaries may, at the discretion of the Administrative Agent or any of the Lenders, be terminated forthwith on notice given by the Administrative Agent or any Lender to Martin Marietta, the Borrower and the Administrative Agent or the other Lenders, as applicable.

(c)          Notwithstanding any delegation by the Servicer of its duties and responsibilities to a sub-servicer pursuant to subsection (b) above, for so long as it remains Servicer, (i) the Servicer shall be and remain primarily liable to the Administrative Agent and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrative Agent and the Lenders shall be entitled to deal exclusively with the Servicer in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.  The Administrative Agent and the Lenders shall not be required to give notice, demand or other communication to any Person other than the Servicer in order for communication to any sub‑servicer or other delegate with respect thereto to be accomplished.  The Servicer shall be responsible for providing any sub‑servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 6.2.          Duties of the Servicer.  (a)           The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy of Seller and each Originator, as applicable.

(b)          The Servicer will instruct all Obligors under any Receivables to pay all Collections directly to a Lock‑Box or Collection Account.  The Servicer shall cause (i) all Collections from all Lock-Boxes to be deposited into a Collection Account within two (2) Business Days following the date such funds become available to the party in whose name such Lock-Box is held and (ii) a Collection Account Agreement to be in full force and effect with respect to each Collection Account.  In the case of any remittances received in any Lock‑Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Collateral, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances.  From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 6.4 (such date, the “Dominion Date”), the Administrative Agent, on behalf of the Lenders, may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors under any Receivables to remit all payments thereon to a new account specified by the Administrative Agent and, at all times thereafter, the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new account any cash or payment item other than Collections.

(c)          The Servicer (and from and after the Dominion Date, the Administrative Agent) shall administer the Collections in accordance with the procedures described herein and in Article II.  Subject to the last sentence of this Section, the Servicer shall hold in trust for the account of the Borrower and each Lender their respective shares of the Collections in accordance with Article II.  Following the occurrence of the Dominion Date, the Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Borrower prior to the remittance thereof in accordance with Article II to the extent of any accrued and unpaid Aggregate Unpaids, and the requirement to continue such segregation shall continue until (i) such Amortization Event is waived in the sole discretion of the Required Lenders or (ii) the conditions to further Advances set forth in Section 4.2 are satisfied.  Subject to Section 2.2, at all times while the Servicer is required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.  Notwithstanding anything in this Agreement to the contrary, for so long as the Administrative Agent is not permitted to or has not requested the segregation of Collections in accordance with this

Section and Martin Marietta or one of its Affiliates is the Servicer, the Servicer may process Collections as a part of a central cash management system maintained by Martin Marietta and its Affiliates, which system shall include written records (which may be electronic) of all debits and credits attributable to the Borrower and its Receivables and all other participants in such system and, prior to the Dominion Date, such funds may be commingled with other funds of Martin Marietta and its Affiliates.

(d)          The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged‑Off Receivable, except as permitted by clause (f) of the definition of Eligible Receivable, or limit the rights of the Administrative Agent or the Lenders under this Agreement.  Notwithstanding anything to the contrary contained herein, following the occurrence and during continuation of an Amortization Event, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e)          The Servicer shall hold in trust for the Borrower and the Administrative Agent and each Lender all Records in its possession that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, following the occurrence of an Amortization Event that is continuing (provided such Amortization Event is not waived in accordance with this Agreement), as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent.  The Servicer shall, one (1) Business Day following receipt thereof turn over (A) to the Borrower any cash collections or other cash proceeds in accordance with Article II and (B) to the applicable Person any cash collections or other cash proceeds received with respect to Debt not constituting Receivables.  The Servicer shall, from time to time at the request of the Administrative Agent or any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II.

(f)          Subject to Section 1.5, any payment by an Obligor in respect of any indebtedness owed by it to an Originator, the Seller or the Borrower shall, except as otherwise specified by such Obligor or otherwise required by the related Contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.3.          Collection Accounts.  Subject to the terms of the applicable Collection Account Agreement, the Borrower shall grant to the Administrative Agent for the benefit of the Lenders “control” (within the meaning of the applicable UCC) over each Lock‑Box and Collection Account.  The Borrower hereby authorizes the Administrative Agent, and agrees that the

Administrative Agent shall be entitled (a) after the occurrence of the Dominion Date, to endorse Borrower’s name on checks and other instruments representing Collections and take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Borrower, and (b) after the occurrence of an Amortization Event that is continuing, to enforce the Receivables, the related Contracts and the Related Security.

Section 6.4.          Collection Notices.  The Administrative Agent is authorized to date and to deliver to the Collection Banks the Collection Notices (i) upon the occurrence and during the continuance of an Amortization Event or (ii) if deemed necessary or advisable in the Administrative Agent’s Permitted Discretion.  Subject to the terms of the applicable Collection Account Agreement, the Borrower has transferred to the Administrative Agent, for the benefit of the Lenders, exclusive “control” over each Lock‑Box and related Collection Accounts; provided, however, that the Borrower and its applicable Affiliates shall retain the right to direct dispositions of funds from the Lock‑Boxes and Collection Accounts prior to delivery of the Collection Notices.  In case any authorized signatory of the Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force.

Section 6.5.          Responsibilities of the Borrower.  Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the Lenders of their rights hereunder shall not release the Servicer, Seller, any Originator or the Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts.  The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Borrower, Seller or any Originator with respect to an Obligor.

Section 6.6.          Reports. (a) Monthly Reports.   On each Monthly Reporting Date, the Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Lenders, a Monthly Report for the calendar month then most recently ended in the form of Exhibit IX hereto (appropriately completed and executed).

(b)          Weekly Reports.  At any time, the Servicer shall fail to maintain a senior unsecured long-term debt rating of at least “BB” by S&P or “Ba2” by Moody’s, the Lenders may request that the Servicer prepare and deliver not later than 11:00 a.m. (New York City time) on each Weekly Reporting Date to the Lenders a Weekly Report in the form of Exhibit VIII hereto (appropriately completed and executed).

(c)          Receivables Reports.  At such times as the Administrative Agent or any Lender shall reasonably request, the Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) two (2) Business Days after such request a listing by Obligor of all Receivables together with an aging of such Receivables.

(d)          Originator Reports.  Upon request, the Servicer shall forward to the Administrative Agent copies of all reports received from Seller or any Originator promptly upon receipt of the same.

Section 6.7.          Servicing Fees. In consideration of Martin Marietta’s agreement to act as the Servicer hereunder, so long as Martin Marietta shall continue to perform as the Servicer hereunder, Martin Marietta shall be paid a fee (the “Servicing Fee”) on each Settlement Date, in arrears for the immediately preceding Calculation Period, equal to 1.00% (the “Servicing Fee Rate”) per annum of the average aggregate Outstanding Balance of all Receivables during such Calculation Period.  At any time while the Servicer is not an Affiliate of the Borrower, the Servicing Fee shall be computed at such rate per annum as the Administrative Agent, the Borrower and such Servicer may mutually agree.

Article VII

Amortization Events

Section 7.1.          Amortization Events.  The occurrence of any one or more of the following events shall constitute an “Amortization Event”:

(a)          (i) The Borrower shall fail to make any payment or deposit of Principal required to be paid to a Lender, the Administrative Agent or an Indemnified Party under this Agreement or any other Transaction Document when due or Seller shall fail to make any payment pursuant to Section 3.2 of the Purchase Agreement when due, (ii) the Borrower shall fail to make any payment or deposit of Interest or Fees within five (5) Business Days after the due date thereof, or (iii) the Borrower or Seller shall fail to make any other payment or deposit required to be paid to a Lender, the Administrative Agent or an Indemnified Party under this Agreement or any other Transaction Document to which it is a party within thirty (30) days after the earlier of the date on which (x) notice has been given to such Person by the Administrative Agent or a Lender of such occurrence or (y) an Authorized Officer of such Person shall have knowledge thereof.

(b)          The Borrower shall fail to perform or observe in any material respect any covenant contained in any provision of Section 5.1(b)(i), Section 5.1(o), Section 5.2(b), (c), (d), (h), and (i) and, with respect to Section 5.2(i), such failure shall continue for ten (10) days after the earlier of the date on which (i) notice has been given to the Borrower by the Administrative Agent or a Lender of such occurrence or (ii) an Authorized Officer of the Borrower shall have knowledge thereof.

(c)          The Borrower or Seller shall fail to perform or observe in any material respect any other covenant, agreement or other obligation hereunder (other than as referred to in another paragraph of this Section) or any other Transaction Document to which it is a party and such failure shall continue for thirty (30) days after the earlier of the date on which (i) notice has been given to such Person by the Administrative Agent or a Lender of such non‑performance or non‑observance, or (ii) an Authorized Officer of such Person otherwise becomes aware of such non‑performance or non‑observance.

(d)          Any representation, warranty or certification made by the Borrower or Seller in this Agreement, any other Transaction Document or in any other document required to be delivered pursuant hereto or thereto shall prove to have been incorrect when made in any material respect and such deficiency remains unremedied for five (5) days after the earlier of the date on which (i) notice has been given to the Borrower by the Administrative Agent or a Lender of such occurrence or (ii) an Authorized Officer of such Person shall have knowledge thereof; provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

(e)          On any day a Borrowing Base Deficiency shall exist and remain unremedied for two (2) Business days after the earlier of the date on which (i) notice has been given to the Borrower by the Administrative Agent or a Lender of such occurrence or (ii) an Authorized Officer of the Borrower shall have knowledge thereof.

(f)          An Event of Bankruptcy shall occur with respect to any Loan Party.

(g)          As at the end of any Calculation Period:

(i)          The average of the Delinquency Ratios for the three months then most recently ended shall exceed 3.25%;

(ii)          The average of the Default Ratios for the three months then most recently ended shall exceed 1.75%;

(iii)          The average of the Dilution Ratios for the three months then most recently ended shall exceed 2.00%; or

(iv)          The average of the Days Sales Outstanding Ratios for the three months then most recently ended shall exceed 60 days;

(h)          The occurrence and continuation of a Servicer Termination Event.

(i)          The Borrower shall cease to be Solvent.

(j)          (i) One or more final judgments for the payment of money in an amount in excess of the minimum claim amount required to commence an involuntary case against the Borrower under Section 303(b)(1) or (2) of the Federal Bankruptcy Code, as adjusted from time to time under Section 104 of the Federal Bankruptcy Code, individually or in the aggregate, shall be entered against the Borrower by any Person other than a party hereto, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution or (ii) one or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against Seller by any Person other than a party hereto on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution, and in each case such failure to satisfy or stay such judgment shall remain unremedied for five (5) days after the earlier of the date on which (x) notice has been given to such Person by the Administrative Agent or a Lender of such occurrence or (y) an Authorized Officer of such Person shall have knowledge thereof.

(k)          The Seller shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Borrower under the Purchase Agreement, other than pursuant to Section 6.2 of the Purchase Agreement as a result of the occurrence of the Facility Termination Date.

(l)          (i)  This Agreement or any other Transaction Document shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Borrower, the Servicer or Seller, (ii) the Borrower, the Servicer or Seller shall directly or indirectly contest in any manner effectiveness, validity, binding nature or enforceability of this Agreement or any other Transaction Document, (iii) the Administrative Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto or (iv) the Collection Accounts shall cease to be maintained in a manner consistent with Section 5.1(j).

(m)          The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables or Related Security and such lien shall not have been released within ten (10) Business Days.

(n)          One or more final judgments shall have been entered against the Borrower or a member of its Controlled Group either (i) requiring termination or imposing liability (other than for premiums under Section 4007 of ERISA) under Title IV of ERISA in respect of, or requiring a trustee to be appointed under Title IV of ERISA to administer any Pension Plan or Pension Plans having aggregate Unfunded Liabilities in excess of $50,000,000 or (ii) in an action relating to a Multiemployer Plan involving a current payment obligation in excess of $50,000,000, which judgment, in either case, has not been satisfied or stayed within sixty (60) days and such failure to satisfy or stay is unremedied for five (5) days after the earlier of the date on which (x) notice has been given to the Borrower by the Administrative Agent or a Lender of such occurrence or (y) an Authorized Officer of the Borrower shall have knowledge thereof.

(o)          A Change of Control shall occur with respect to the Borrower.

Section 7.2.          Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, and upon the direction of the Required Lenders, shall, take any of the following actions: (i) upon notice to the Loan Parties, declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of an Amortization Event described in Section 7.1(f), or of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (ii) notify Obligors under any Receivables of the Administrative Agent’s and

Lenders’ interest in such Receivables, (iii) charge Interest at the Default Rate, or (iv) deliver Collection Notices to the Collection Banks in accordance with Section 6.4.  The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Article VIII

Indemnification

Section 8.1.          Indemnities by Borrower.  (a) Without limiting any other rights that the Administrative Agent or any Lender may have hereunder or under applicable law, the Borrower hereby agrees to indemnify (and pay upon demand to) the Administrative Agent and each of the Lenders and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing, subject to the exceptions in this Section and without duplication, being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Administrative Agent or any Lender of an interest in the Receivables; excluding, however, in all of the foregoing instances:

(A)          Indemnified Amounts to the extent a court of competent jurisdiction holds that such Indemnified Amounts resulted from fraud, bad faith, gross negligence or willful misconduct on the part of an Indemnified Party;

(B)          Indemnified Amounts to the extent the same include losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Dilution) of the related Obligor;

(C)          Excluded Taxes; or

(D)          Indemnified Amounts to the extent relating to relationships between or among each of, or any of, the Administrative Agent, the Lenders or any assignee or participant thereof;

provided, however, that nothing contained in this sentence shall limit the liability of the Borrower or limit the recourse of the Lenders to the Borrower for amounts otherwise specifically provided to be paid by the Borrower under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Borrower) relating to or resulting from:

(i)          any representation or warranty made by any Loan Party or Seller (or any officers of any such Person) under or in connection with this Agreement, any other

Transaction Document or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)          the failure by any Loan Party or Seller to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the noncompliance of any Receivable or Contract related thereto with any such applicable law, rule or regulation or any failure of the Seller to keep or perform any of its obligations, express or implied, with respect to the Contract relating to any Receivable;

(iii)          any failure of any Loan Party, or the Seller to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;

(iv)          any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Receivable or the related Contract;

(v)          any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)          the commingling of Collections of Receivables at any time with other funds, except as permitted or contemplated under the Transaction Documents;

(vii)          any investigative, administrative or judicial proceeding brought or threatened against the Indemnified Party relating to or arising out of this Agreement or any other Transaction Document or any actual or proposed use of proceeds of the Loans made hereunder;

(viii)          any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)          any failure of the Borrower to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the Seller, free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Borrower to give reasonably equivalent value to the Seller under the Purchase Agreement in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(x)          any failure to vest and maintain vested in the Administrative Agent (for the benefit of the Lenders) a valid first priority perfected security interest in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xi)          the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, whether on the date hereof or at any subsequent time;

(xii)          any action or omission by any Loan Party which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Collateral or the value of any Collateral except as permitted or contemplated under the Transaction Documents;

(xiii)          any attempt by any Person to void any Advance or the security interest in the Collateral granted hereunder, whether under statutory provision, common law or equitable action; and

(xiv)          the failure of any Receivable included in the calculation of the Borrowing Base as an Eligible Receivable to be an Eligible Receivable at the time so included.

(b)          After receipt by an Indemnified Party of notice of any investigative, administrative or judicial proceeding (collectively, a “Proceeding”) involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Borrower hereunder, promptly notify the Borrower in writing, and in reasonable detail, of such Proceeding.  Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, the Borrower shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Administrative Agent.  Upon the Borrower’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel but the Borrower shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) Borrower agrees in writing to pay such fees and expenses, (y) Borrower fails to employ counsel reasonably satisfactory to the Administrative Agent in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Borrower, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Borrower; provided, however, that the Borrower shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for any Indemnified Party in connection with any Proceeding.  The Borrower shall have the sole authority to settle any claim for monetary damages and, if the Borrower chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without the Borrower’s prior written consent, which shall not be unreasonably withheld or delayed.

Section 8.2.          Indemnities by the Servicer.  (a) Without limiting any other rights that the Administrative Agent or any Lender may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all damages, losses, claims, taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing, subject to the exceptions in the Section and without duplication, being collectively referred to as “Servicer Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the Servicer’s failure to duly and punctually perform its obligations under this Agreement excluding, however, in all of the foregoing instances:

(A)          Servicer Indemnified Amounts to the extent a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted from fraud, bad faith, gross negligence or willful misconduct on the part of an Indemnified Party;

(B)          Servicer Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Dilution) of the related Obligor; and

(C)          Excluded Taxes;

provided, however, that nothing contained in this sentence shall limit the liability of the Servicer or limit the recourse of the Lenders to the Servicer for Collections received by the Servicer and required to be remitted by it under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, the Servicer shall indemnify the Indemnified Parties for Servicer Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Servicer) relating to or resulting from:

(i)          any representation or warranty made by the Servicer (or any officers of the Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)          the failure by the Servicer to comply with any applicable law, rule or regulation with respect to the collection of any Receivable or Related Security;

(iii)          any failure of the Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)          the commingling by the Servicer of Collections of Receivables or funds or other assets arising therefrom at any time with other funds, except as permitted or contemplated under the Transaction Documents;

(v)          any investigation, litigation or proceeding relating to the Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby, in each case, resulting from the act or omission of the Servicer (other than any dispute initiated by any Indemnified Party); and

(vi)          any action or omission by the Servicer in the performance of its obligations hereunder which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Receivable or the value of any such Receivable, except as permitted or contemplated under the Transaction Documents.

(b)          After receipt by an Indemnified Party of notice of any Proceedings involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer hereunder, promptly notify the Servicer in writing, and in reasonable detail, of such Proceeding.  Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, the Servicer shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Administrative Agent.  Upon the Servicer’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel but the Servicer shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) the Servicer agrees in writing to pay such fees and expenses, (y) the Servicer fails to employ counsel reasonably satisfactory to the Administrative Agent in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Servicer, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Servicer; provided, however, that the Servicer shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for any Indemnified Party in connection with any Proceeding.  The Servicer shall have the sole authority to settle any claim for monetary damages and, if the Servicer chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without the Servicer’s prior written consent, which shall not be unreasonably withheld or delayed.

Section 8.3.          Increased Cost and Reduced Return.  (a) Increased Costs Generally.  If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered with respect to such Loan.

(b)          Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)          Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 8.4.          Other Costs and Expenses.  (a)  The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all reasonable fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, such reasonable fees and expenses incurred in connection with  the creation, perfection or protection of the Liens under the Transaction Documents (including all title insurance fees and all search, filing and recording fees) and (ii) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent or any Lender, any Liquidity Provider or any shareholder of any Conduit Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Transaction Documents, including its rights under this Section or (B) in connection with the Loans made hereunder, including all such reasonable out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans (including all such reasonable costs and expenses incurred in connection with any proceeding under Debtor Relief Laws involving the Borrower or any other Loan Party as a debtor thereunder) (all such reasonable costs or out‑of‑pocket expenses covered by this Section, the “Covered Expense”).  The Borrower shall promptly reimburse Agent for all other reasonable costs and documented expenses incurred by it or any Lender, any Liquidity Provider or any shareholder of any Conduit Lender in connection with the preparation, execution, delivery and administration of the Transaction Documents or the transactions contemplated thereby, including the cost of the Ratings and the reasonable fees and documented out-of-pocket expenses of counsel of each Lender.

(b)          Reimbursement by Lenders.  To the extent that (i) the applicable Loan Party for any reason fails to indefeasibly pay any amount required under Section 8.1, Section 8.2 or subsection (a) of this Section to be paid by any of them to the Administrative Agent (or any sub‑agent thereof) or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted to be taken by Administrative Agent in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub‑agent) such Lender’s pro rata share of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub‑agent) in its capacity as such.

(c)          Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, but subject to the reservation in Section 12.9, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnified Party referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems pursuant to and in accordance with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(d)          Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

(e)          Survival.  Each party’s obligations under this Section shall survive the termination of the Transaction Documents and payment of the obligations hereunder.

Section 8.5.          Taxes.  (a) Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes (other than Excluded Taxes), except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (d).

(e)          Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)          Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(g)          Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority, except for any such amounts imposed on such indemnified party specifically as a result of any act or omission of such indemnified party) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)          Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 8.6.          Mitigation Obligations; Replacement of Lenders.  (a)  Designation of a Different Lending Office.  If any Lender requests compensation under Section 8.3, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 8.5, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.3 or 8.5, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders.  If any Lender requests compensation under Section 1.7, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 8.5 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 8.6(a), or if any Lender is (x) a Defaulting Lender, (y) a Non‑Consenting Lender or (z) a Conduit Lender whose applicable Interest Rate is the CP Rate, which CP Rate at any time exceeds the Eurodollar Rate by 0.15%, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article X), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.3 or Section 8.5) and obligations under this Agreement and the related Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)          the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Article X;

(ii)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents (including any Broken Funding Costs as if the Loans owing to it were prepaid rather than assigned) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 8.3 or payments required to be made pursuant to Section 8.5, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)          such assignment does not conflict with applicable law; and

(v)          in the case of any assignment resulting from a Lender becoming a Non‑Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Article IX

The Administrative Agent

Section 9.1.          Appointment and Authority.  (a) Each of the Lenders hereby irrevocably appoints Truist Bank to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)          In performing its functions and duties hereunder, the Administrative Agent shall act solely as the Administrative Agent of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of Loan Parties or any of their respective successors and assigns.

Section 9.2.           Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3.          Delegation of Duties.   The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 9.4.          Exculpatory Provisions.  (a)  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)          shall not be subject to any fiduciary or other implied duties, regardless of whether an Amortization Event has occurred and is continuing;

(ii)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)          shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.2 and 12.1), or (ii) in the absence of its own fraud, bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Amortization Event unless and until notice describing such Amortization Event is given to the Administrative Agent in writing by the Borrower, a Lender.

(c)          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Amortization Event, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.5.          Reliance by the Administrative Agent.   The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.6.          Notice of Amortization Events.  Neither the Administrative Agent nor any Lender shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event unless it has received notice from the Administrative Agent or another Lender, as applicable, or a Loan Party referring to this Agreement, stating that an Amortization Event or Potential Amortization Event has occurred hereunder and describing such Amortization Event or Potential Amortization Event.  In the event that the Administrative Agent or any Lender receives such a notice, it shall promptly give written notice thereof to the Administrative Agent and the other Lenders, as applicable.  The Administrative Agent shall take such action with respect to such Amortization Event or Potential Amortization Event as shall be directed by any Lender.

Section 9.7.          Non‑Reliance on the Administrative Agent and Other Lenders.    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other

Transaction Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8.          Indemnification of Administrative Agent.  Each Lender agrees to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by Loan Parties and without limiting the obligation of Loan Parties to do so), ratably in accordance with their respective Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent in its capacity as Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, fraud, gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

Section 9.9.          Administrative Agent in its Individual Capacity.  The Administrative Agent in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Loan Parties and their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder.  With respect to its portion of any Advance, if any, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 9.10.          Resignation of Administrative Agent; Successor Administrative Agent.   (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)          If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)          With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Transaction Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article and Sections 8.1, 8.2 and 8.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 9.11.          UCC Filings.  Each of the Lenders hereby expressly recognizes and agrees that the Administrative Agent may be designated as the secured party of record on the various UCC filings required to be made under this Agreement and the party entitled to amend, release and terminate the UCC filings under the Purchase Agreement in order to perfect their respective interests in the Receivables, Collections and Related Security, that such designation shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Lenders and that such listing will not affect in any way the status of the Lenders as the true parties in interest with respect to the Advances.  In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article IX.

Section 9.12.          Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Aggregate Unpaids that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Article VIII) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article VIII.

Section 9.13.          Collateral Matters.  (a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Transaction Document (x) upon termination of all Commitments and payment in full of all Aggregate Unpaids (other than contingent indemnification obligations), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Transaction Documents, or (z) subject to Section 12.1, if approved, authorized or ratified in writing by the Required Lenders.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section.

(b)          The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.14.          Erroneous Payments.  (a) Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender)  (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative

Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.
(b)          Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.  Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)          The Borrower and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Loan Party under any Transaction Document except, in each case, to the extent such Erroneous Payment is, and with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan

Party for the purpose of making a payment to satisfy such obligations and is not otherwise repaid or returned to the Borrower or any other Loan Party by the Administrative Agent, any Lender or any of their respective Affiliates, whether pursuant to a legal proceeding or otherwise.
(d)          Each party’s obligations under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document.

Article X

Assignments; Participations

Section 10.1.          Assignments.  (a) Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of Section 10.2, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (d) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.2) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.  (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Amortization Event has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)          Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Amortization Event has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender, a Liquidity Provider or an Approved Fund.

(iv)          Assignment and Assumption.  The parties (other than consenting or acknowledging parties) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v)          No Assignment to Certain Persons.  No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)          Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.1, 8.2, 8.4 and 12.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.2.   The Borrower and the Seller hereby agree and consent to the complete assignment by each Conduit Lender of all of its respective rights under, interest in, title to and obligations under the Transaction Documents to the respective collateral agent or trustee under such Conduit Purchaser’s Commercial Paper Note program or programs.

(c)          Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.2.          Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it) and under the Liquidity Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and under the Liquidity Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.1 that expressly relate to amendments requiring the unanimous consent of the Lenders.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.3 and 8.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.1(b); provided that such Participant (A) agrees to be subject to the provisions of Section 8.6 as if it were an assignee under Section 10.1(b); and (B) shall not be entitled to receive any greater payment under Sections 8.3 or 8.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 8.6 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.6 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to Section 12.7 (Sharing of Payments by Lenders) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Article XI.

Grant of Security Interest

Section 11.1.          Grant of Security Interest.  The Borrower hereby grants to the Administrative Agent for the ratable benefit of the Lenders a continuing security interest in all of the Borrower’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any of the foregoing (collectively, the “Collateral”), prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids and the performance of all of the Borrower’s obligations under the Transaction Documents.  The Administrative Agent is hereby authorized to file a financing statement naming the Borrower as the debtor and/or the Borrower and describing the collateral covered thereby as “all personal property and the proceeds thereof”, “all assets and the proceeds thereof” or words of similar effect.  The Administrative Agent and the Lenders shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Section 11.2.          Assignment of Security Interest under Purchase Agreement.  The Borrower hereby assigns to the Administrative Agent for the ratable benefit of the Lenders, as additional collateral for the prompt and complete payment of the Aggregate Unpaids and the performance of all of the Borrower’s obligations under the Transaction Documents, any and all security interests granted to it pursuant to Section 8.13 of the Purchase Agreement; provided, that the Administrative Agent and the Lenders each agree that they shall not exercise any rights thereunder unless and until they have rights to exercise remedies with respect to the Collateral hereunder.

Article XII.

Miscellaneous

Section 12.1.          Waivers and Amendments.  (a) No failure or delay on the part of the Administrative Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)          No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section.  This Agreement and the provisions hereof may only be amended, supplemented, modified or waived in a writing signed by the Borrower, the Servicer and the Required Lenders; provided, however, that (i) without the consent of any Lender, the Administrative Agent and the Borrower may amend this Agreement solely to add additional Persons as Lenders hereunder and to increase the Facility Limit accordingly; (ii) the Administrative Agent, the Servicer and the Lenders may enter into amendments to modify any of the terms or provisions of Article IX of this Agreement without the consent of the Borrower, provided that (x) such amendment has no negative impact upon the Borrower, and (y) unless an Amortization Event has occurred and is continuing, the Borrower shall have the right to consent to the appointment of a successor Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed and (iii) without the consent of each Lender directly affected thereby, the other parties hereto may not (A) extend the Facility Termination Date or the date of any payment or deposit of Collections by the Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest (or any component of Interest), (C) reduce any fee payable to the Administrative Agent for the benefit of any Lender, (D) change the Principal of any Advance, (E) release all or substantially all of the Collateral, (F) amend, modify or waive any provision of the definition of Required Lenders or this Section, (G) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (H) change the definition of  “Amortization Event”, Borrowing Base”, “Commitment”, “Obligor Concentration Limit”, “Loss Horizon Ratio”, “Dilution Reserve”, “Eligible Receivable”, “Net Receivables Balance” and “Reserve Percentage” or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner that would circumvent the intention of the restrictions set forth in such clauses.  Any modification or waiver made in accordance with this Section shall be binding upon each of the parties hereto.

(c)          If required by the Rating Agencies for any Conduit Lender, then such Conduit Lender shall provide to each such Rating Agency notice of any amendment to this Agreement.  If any material amendment hereof or assignment, termination, resignation or removal hereunder would require any Conduit Lender (or its agent or administrator on its behalf) to obtain a statement from the applicable Rating Agencies that its Rating will not be downgraded, withdrawn or suspended as a result of such amendment, assignment, termination, resignation or removal, the applicable Conduit Lender (or its agent or administrator on its behalf) will provide notice to the Borrower and the Administrative Agent if such a statement is required and the costs of obtaining any such Rating Agency statement shall be paid by the Borrower.

Section 12.2.          Notices; Effectiveness; Electronic Communication.  (a)  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the addresses or telecopy numbers set forth on the signature pages hereof.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)          Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article I if such

Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications

(c)          Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)          Platform.

(i)          Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)          The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform, except as may result from an Agent Party’s fraud, bad faith, gross negligence or willful misconduct.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 12.3.          Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Lender (other than payments received pursuant to Section 8.3 or 8.4) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Aggregate Unpaids, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4.          Protection of Security Interests.  (a) Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the Administrative Agent’s (on behalf of the Lenders) security interest in the Collateral, or to enable the Administrative Agent or the Lenders to exercise and enforce their rights and remedies hereunder.  At any time after the Dominion Date, the Administrative Agent may, or the Administrative Agent may direct the Borrower or the Servicer to, notify the Obligors of Receivables, at the Borrower’s expense, of the security interests of the Administrative Agent (on behalf of the Lenders) under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee.  The Borrower or the Servicer (as applicable) shall, at any Lender’s request, withhold the identity of such Lender in any such notification.

(b)          If any Loan Party fails to perform any of its obligations hereunder, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s or such Lender’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Section 8.4.  Each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Loan Party (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Receivables, including, financing statements describing as the collateral covered thereby “all of debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Receivables described in this Agreement and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Lenders in the Receivables.  This appointment is coupled with an interest and is irrevocable.

Section 12.5.          Confidentiality.  (a) Each of the parties hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other nonpublic, confidential or proprietary information with respect to the Seller, the Borrower, the Administrative Agent, the Lenders and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such party and its directors, officers and employees may disclose such information (i) on a confidential, need-to-know basis, to such party’s external accountants, attorneys, investors, potential investors and credit enhancers and the agents or advisors of such Persons and (ii) as required by any applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party (including, without limitation, the filing of this Agreement with the SEC as an exhibit to an annual or quarterly report under the Exchange Act); and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(b)          Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it and the Seller (i) to the Administrative Agent and each of the Lenders, (ii) to any prospective or actual assignee or participant of the Administrative Agent or any of the Lenders, and (iii) to any rating agency, and to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing, provided each such Person is advised of the confidential nature of such information and, in the case of  a Person described in clause (ii) above, agrees to be bound by the provisions of this Section.  In addition, the Administrative Agent and the Lenders may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) although each of them shall use commercially reasonable efforts to ensure, to the extent permitted given the circumstances, that any such information which is so disclosed is kept confidential.

(c)          Notwithstanding any other express or implied agreement to the contrary contained herein, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws.  For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation section 1.6011-4(c).

(d)          Notwithstanding anything to the contrary contained herein or in any other Transaction Document, each of the parties hereto acknowledges and agrees that the Administrative Agent, any Conduit Lender (or its related CP Issuer) or any agent or administrator acting on behalf of a Conduit Lender (or its related CP Issuer), may post to a secured password-protected internet website maintained by such Person in connection with Rule 17g-5 (as defined below) such information as any such Rating Agency may request in connection with the confirming or monitoring its Rating of such Conduit Lender’s (or its related CP Issuer’s) Commercial Paper or that the Administrative Agent, such Conduit Lender (or its related CP Issuer) or such agent or administrator acting on behalf of such Conduit Lender (or its related CP Issuer) may otherwise determine is necessary or appropriate to post to such website in furtherance of the requirements of Rule 17g-5.  “Rule 17g-5” shall mean Rule 17g-5 under the Exchange Act as such may be amended from time to time, and subject to such clarification and interpretation as has been and may be provided by the Securities and Exchange Commission or its staff from time to time.

Section 12.6.          Right of Setoff.  In addition to any rights now or hereafter granted under the Transaction Documents or applicable law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Transaction

Document to such Lender or its respective Affiliates, irrespective of whether or not  such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  For the avoidance of doubt, a Lender and its Affiliates may only set off and apply deposits held and other obligations owing by such Lender or its Affiliates to or for the credit or account of the Servicer against the obligations of the Servicer hereunder or under any other Transaction Document to such Lender or its Affiliates (and not against the Borrower’s obligations).

Section 12.7.          Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a)          if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)          the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 12.8.          Power of Attorney.  The Borrower hereby irrevocably designates and appoints the Administrative Agent (and all Persons designated by the Administrative Agent) as the Borrower’s true and lawful attorney-in-fact, and authorizes the Administrative Agent, in the Borrower’s or the Administrative Agent’s name, to:  (a) at any time an Amortization Event exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of the Borrower’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Administrative Agent deems advisable, (v) settle, adjust, compromise, extend or renew any Receivable, (vi) discharge and release any Receivable, (vii) prepare, file and sign the Borrower’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from Obligors in respect of Receivables or other proceeds of Collateral to an address designated by the Administrative Agent, and open and dispose of all mail addressed to the Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in the Administrative Agent’s determination, to fulfill the Borrower’s obligations under this Agreement and the other Transaction Documents and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in a Collection Account or otherwise received by the Administrative Agent or any Lender, (ii) have access to any Lock-Box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Borrower’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by the Administrative Agent and any Lender and deposit the same in the Administrative Agent’s account for application to the Aggregate Unpaids, (iv) endorse Borrower’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) sign the Borrower’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof.  The Borrower hereby releases Administrative Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Administrative Agent’s or any Lender’s own bad faith, fraud, gross negligence or willful misconduct as determined by a court of competent jurisdiction.

Section 12.9.          Limitation of Liability.  Except with respect to any claim arising out of the fraud, bad faith, willful misconduct or gross negligence of the Administrative Agent or any Lender, with respect to which any claims are expressly reserved, no claim may be made by any Loan Party or any other Person against the Administrative Agent or any Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 12.10.          Choice of Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York (without giving effect to the conflict of laws provisions or principles thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall apply hereto) except to the extent that the perfection of the Administrative Agent’s security interest in the collateral or remedies hereunder in respect thereof are governed by the laws of a jurisdiction other than the State of New York.

Section 12.11.          Consent to Jurisdiction.  Each loan party hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or State Court sitting in the Borough of Manhattan, New York, in any action or proceeding arising out of or relating to this Agreement or any document executed by such person pursuant to this Agreement and each loan party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.  Nothing herein shall limit the right of the Administrative Agent or any Lender to bring proceedings against any loan party in the courts of any other jurisdiction.  Any judicial proceeding by any loan party against the Administrative Agent or any Lender or any affiliate of the Administrative Agent or any Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement or any document executed by such loan party pursuant to this Agreement shall be brought only in a court in the Borough of Manhattan, New York.

Section 12.12.          Waiver of Jury Trial.  Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement, any document executed by any loan party pursuant to this Agreement or the relationship established hereunder or thereunder.

Section 12.13.          Integration; Binding Effect; Survival of Terms.  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article VIII, and Sections 12.5 through and including 12.9 shall be continuing and shall survive any termination of this Agreement.

Section 12.14.          Counterparts; Severability; Section References.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party who delivers an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 12.15.          PATRIOT Act.  Each Lender that is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “Act”) hereby notifies the Borrower and the Servicer that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, the Seller and their respective Subsidiaries, which information includes the name and address of the Borrower, the Seller their respective Subsidiaries and other information that will allow such Lenders to identify such parties in accordance with the Act.

Section 12.16.          Agreement Not to Petition.  (a) Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money for each Conduit Lender and each CP Issuer, not, prior to the date which is two (2) years and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Lender or CP Issuer to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against such Conduit Lender or CP Issuer under any federal or state bankruptcy, insolvency or similar law (including the Federal Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Lender or CP Issuer, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of such Conduit Lender or CP Issuer.  The provisions of this Section 12.16(a) will survive termination of this Agreement.

(b)          Each party hereto (other than the Administrative Agent and the Lenders) agrees not, prior to the date which is two years and one day after the payment in full of all obligations of the Borrower owing hereunder, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause the Borrower to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against the Borrower under any federal or state bankruptcy, insolvency or similar law (including the Federal Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Borrower, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of the Borrower.  The provisions of this Section 12.16(b) will survive termination of this Agreement.

Section 12.17.          Excess Funds. Notwithstanding anything to the contrary contained herein, the obligations of each Conduit Lender under this Agreement shall be solely the corporate or limited liability company obligations of such Conduit Lender and, in the case of obligations of any Conduit Lender other than its Commercial Paper Notes, shall be payable at such time as funds are actually received by, or are available to, such Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper Notes and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim (as defined in Section 101 of the Federal Bankruptcy Code) against such Conduit Lender but shall continue to accrue.  Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Federal Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper Notes of the applicable Conduit Lender.  The provisions of this Section 12.17 will survive termination of this Agreement.

Section 12.18.          Acquisitions. At such time as any Originator directly acquires the assets of another Person, including that Person’s receivables (such receivables, together with receivables generated by such Originator through the business groups/branches/division of that Person following consummation of such acquisition, until their respective Inclusion Dates, collectively, “Acquisition Receivables”), the Servicer shall promptly notify the Administrative Agent. At such time as the Acquisition Receivables relating to a particular acquisition are first reported on the Servicer’s computer data reporting system (which, in some cases, may be their date of acquisition), such Acquisition Receivables will become Receivables hereunder and under the Purchase Agreement and the Sale Agreement (each such time, the “Inclusion Date”). In connection with each Inclusion Date, the Required Lenders will promptly determine, which determination will be evidenced in writing from the Required Lenders, after receipt from the Seller and such Originator of appropriate data and conducting of any necessary due diligence, whether the applicable Acquisition Receivables may be considered to be Eligible Receivables; provided, however, that if, on the applicable Inclusion Date, such related Acquisition Receivables, together with other Acquisition Receivables which became Receivables hereunder on their respective Inclusion Dates during the 12-month period ending the last day of month preceding such Inclusion Date (with the Outstanding Balance of each pool of Acquisition Receivables determined at the applicable Inclusion Date), are less than 5.0% of the average Outstanding Balance of all Receivables during such 12-month period (before giving effect to such most recent Inclusion Date) satisfy all eligibility criteria, then such Receivables shall automatically be determined to be “Eligible Receivables”.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

Martin Marietta Funding Llc, as Borrower

By:
Name:
Title:

Address:

c/o Martin Marietta Materials, Inc., as Servicer
4123 Parklake Avenue
Raleigh, North Carolina 27612
Attention: Tyler Birch, Vice President and Treasurer
Email: tyler.birch@martinmarietta.com
Phone: (919) 783-4506

Martin Marietta Materials, Inc., as the Servicer

By:
Name:
Title:

Address:

4123 Parklake Avenue
Raleigh, North Carolina 27612
Attention: Tyler Birch, Vice President and Treasurer
Email: tyler.birch@martinmarietta.com
Phone: (919) 783-4506

Truist Bank, individually as a Lender and as Administrative Agent

By:
Name:
Title:

Address:

Truist Bank
MC GA-Atlanta-3950
3333 Peachtree Street, 10th Floor East
Atlanta, Georgia 30326
Attention: Jason Meyer
Email: Jason.Meyer@Truist.com
Phone: (404) 926-5505
Fax: (404) 926-5100